CERTAIN INFORMATION (INDICATED BY “[***]”) HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE (I) SUCH INFORMATION IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THAT INFORMATION AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL
Execution Copy
Exhibit 4.24
LICENSE AGREEMENT

by and between

Novartis Pharma AG
and
Legend Biotech Ireland Limited

November 10, 2023

TABLE OF CONTENTS
Page

EXHIBIT A – LICENSED PATENTS

EXHIBIT B – HANDOVER PACKAGE

EXHIBIT C – SAMPLE INVOICE

EXHIBIT D – LEGEND DEVELOPMENT PLAN AND BUDGET

EXHIBIT E – FORM OF DEVELOPMENT AND COMMERCIALIZATION UPDATE FOR LICENSED PRODUCT

EXHIBIT F – MANUFACTURING KNOW-HOW AND MATERIAL TRANSFER PLAN

EXHIBIT G – SUPPLY TERMS

EXHIBIT H – FORM OF CONSENT LETTER

EXHIBIT I – EXPEDITED ARBITRATION

EXHIBIT J – KNOWN LEGEND SUBCONTRACTORS

EXHIBIT K – CONTROLLER-TO-CONTROLLER ADDENDUM

EXHIBIT L – EXAMPLE ROYALTY REDUCTION CALCULATIONS

EXHIBIT M – LEGEND BANK ACCOUNT INFORMATION

EXHIBIT N – FORM OF PRESS RELEASE

EXHIBIT O – [***] CODE

EXHIBIT P – ANNUAL COMPLIANCE CONFIRMATION FORM

US-LEGAL-12215559/6 155114-0134

LICENSE AGREEMENT
This License Agreement (this “Agreement”) is made as of November 10, 2023 (the “Execution Date”), by and between Novartis Pharma AG, a company organized under the laws of Switzerland located at Lichtstrasse 35, 4002 Basel, Switzerland (“Novartis”) and Legend Biotech Ireland Limited, a company organized under the laws of Ireland, located at 10A Ballymoss Road, Sandyford Business Park, Dublin 18, Ireland (“Legend”). Novartis and Legend are referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
RECITALS
WHEREAS, Legend is developing LB2102 and owns or otherwise Controls certain Patent Rights and Know-How related thereto;
WHEREAS, subject to the terms and conditions of this Agreement, Novartis wishes to obtain, and Legend wishes to grant, a license and other rights to the Licensed CAR and Licensed Products in the Field in the Territory;
WHEREAS, subject to the terms and conditions of this Agreement, such rights include the right to Develop, Manufacture and Commercialize Licensed Products in the Field in the Territory; and
WHEREAS, subject to the terms and conditions of this Agreement, Legend wishes to retain, and Novartis is willing to agree that Legend retains, responsibility for conducting the Legend Phase 1 Clinical Trial Activities.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, Novartis and Legend hereby agree as follows:
Article 1
DEFINITIONS
Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below:
1.1“AB Training” shall have the meaning set forth in Section 13.5(c).
1.2“[***]T-cell” means a T-cell that [***].
1.3“Accounting Standards” means (a) with respect to Novartis, International Financial Reporting Standards (“IFRS”) and (b) with respect to Legend, IFRS, in each case, as used and consistently applied throughout the applicable Party’s organization for the preparation of such Party’s (or, if applicable, its Affiliate’s) publicly reported financial results. Each Party shall [***] notify the other Party in the event that it changes the Accounting Standards pursuant to which its records are maintained; provided, that [***].
1.4“Act” shall have the meaning set forth in Section 6.6.
1.5“Acquired Product” shall have the meaning set forth in Section 2.4(b).

1.6“Acquiring Entities” shall have the meaning set forth in Section 16.16.
1.7“Acquirer Technology” shall have the meaning set forth in Section 16.16.
1.8“Adverse Event” means any untoward medical occurrence in a patient or clinical investigation subject administered a pharmaceutical product (including, for clarity, any therapy) and that does not necessarily have a causal relationship with the relevant treatment. An adverse event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a medicinal (investigational) product, whether or not causally related to the medicinal (investigational) product.
1.9“Affiliate” means, with respect to any Person, any other Person that now or hereinafter controls, is controlled by, or is under common control with, such Person, in each case, solely for so long as such control exists. For purposes of this definition, “control” shall mean, direct or indirect, ownership of at least fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership or any other arrangement whereby the Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to direct the management and policies of a corporation or other entity. The Parties acknowledge that in the case of entities organized under the laws of certain countries where the maximum percentage ownership permitted by law for a foreign investor is less than fifty percent (50%), such lower percentage shall be substituted in the preceding sentence; provided, that such foreign investor has the power to direct the management and policies of such entity.
1.10“Agreement” shall have the meaning set forth in the Preamble.
1.11“Alliance Manager” shall have the meaning set forth in Section 3.1.
1.12“Allogeneic Therapy” means a CAR T-Cell Therapy [***].
1.13“Annual Compliance Confirmation” shall have the meaning set forth in Section 13.5(g).
1.14“Applicable Laws” means any national, international, supra-national, federal, state or local laws, treaties, statutes, ordinances, rulings, rules and regulations, including any rules, regulations, legally binding guidance or guidelines, or requirements of any regulatory authorities, national securities exchanges or securities listing organizations, governmental authorities, courts, tribunals, agencies, legislative bodies and commissions that are in effect from time to time during the term of this Agreement and applicable to a particular activity hereunder, including GCP, GMP, GLP and GVP, as applicable.
1.15“Auditor” shall have the meaning set forth in Section 9.9(a).
1.16“Autologous Competing Product” means [***].
1.17“Autologous Licensed Know-How” means Know-How Controlled by Legend or any of its Affiliates [***]: (a) [***]; (b) [***]; or (c) [***] in each case ((a), (b) and (c)), in the Field in the Territory.

1.18“Autologous Licensed Patents” means the Patent Rights identified in Exhibit A and any other Patent Rights, in each case, Controlled by Legend or any of its Affiliates [***]: (a) [***]; or (b) [***]; in each case ((a) and (b)), in the Field in the Territory.
1.19“Autologous Licensed Product” means: (a) LB2102, and (b) any other Autologous Therapy which [***] and which is (i) [***] Directed to DLL3 or (ii) [***].
1.20“Autologous Licensed Technology” means the Autologous Licensed Know-How and the Autologous Licensed Patents.
1.21“Autologous Therapy” means a CAR T-Cell Therapy having [***].
1.22[***].
1.23[***].
1.24[***].
1.25“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act of 1980, codified at 35 U.S.C. §§ 200-212, as amended, as well as any regulations promulgated pursuant thereto, including in 37 C.F.R. Part 401.
1.26“Binding Domain” means the region of a CAR that binds to the antigen Directed to by such CAR [***].
1.27“BLA” means a Biologics License Application, as defined in the U.S. Public Health Service Act and applicable regulations promulgated thereunder by the FDA. For clarity, BLA does not include an application for Pricing Approval, and BLA approval does not include Pricing Approval.
1.28“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to be closed, as the case may be, in Basel, Switzerland, or New York City, New York. In addition, none of December 24-January 2 shall constitute a Business Day.
1.29“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.
1.30“Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last calendar year of the Term.
1.31“CAR” means a chimeric antigen receptor, which consists of, at a minimum, [***].
1.32“CAR T-Cell Therapy” means [***].
1.33“CDR” means the complementarity-determining region of an antigen binding region of an antibody as [***].
1.34“Change of Control” means, with respect to a Party, (a) a merger, reorganization, combination or consolidation of such Party (or, if applicable, a parent company of such Party)

with a Third Party that results in the holders of beneficial ownership of the voting securities or other voting interests of such Party (or, if applicable, a parent company of such Party) immediately prior to such merger, reorganization, combination or consolidation ceasing to hold beneficial ownership of at least fifty percent (50%) of the combined voting power of the surviving entity or the applicable parent of the surviving entity immediately after such merger, reorganization, combination or consolidation; (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities or other voting interest of such Party or a parent company of such Party; or (c) the sale or other transfer (in one (1) transaction or a series of related transactions) to a Third Party of all or substantially all of such Party’s or its parent company’s assets.
1.35“China” means the People’s Republic of China[***].
1.36“China Regulatory Approval” means (a) with respect to a Licensed Product not Requiring a Companion Diagnostic, Regulatory Approval by China’s National Medical Products Administration (“NMPA”), or any successor Governmental Authority that is responsible for approving the sale of pharmaceuticals in China, of such Licensed Product and (b) with respect to a Licensed Product Requiring a Companion Diagnostic, [***].
1.37“Claim” means any demand, claim, action, litigation, arbitration or other proceeding brought by a Third Party.
1.38“Clinical Trial” means a Phase 1 Clinical Trial, Phase 1b Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial or such other study in humans that is conducted in accordance with GCP and is designed to generate data in support or maintenance of a BLA, MAA or other similar marketing application in accordance with Applicable Laws.
1.39“Clinical Trial Follow-up Activities” means, with respect to any Clinical Trial, [***]. For clarity, any Legend Phase 1 Clinical Trial Activities conducted to terminate, wind-down or cease conducting the Legend Phase 1 Clinical Trial following a Safety Determination or Select Novartis Termination Notice shall not be considered Clinical Trial Follow-up Activities.
1.40“CMO” means contract manufacturing organization.
1.41“Code” means the United States Bankruptcy Code, 11 U.S.C. § 101 et seq.
1.42“Combination Products” shall have the meaning set forth in the definition of Net Sales.
1.43“Commercialize” or “Commercialization” means all activities directed to branding, marketing, promoting, pricing, distributing, importing, exporting, offering to sell or selling a product, including any Companion Diagnostic, or conducting other commercialization, including all activities directed to obtaining Pricing Approvals. For clarity, Commercialization shall not include Manufacturing.
1.44“Commercially Reasonable Efforts” means, with respect to [***].
1.45“Committee” means the JSC, JDC, JMC, JPC or any joint subcommittee established by the JSC, as applicable.

1.46“Companion Diagnostic” means an approved IVD that provides information essential to the safe and effective use of a Licensed Product [***].
1.47“Competing Product” means any Autologous Competing Product or In Vivo Competing Product.
1.48“Competitive Product Infringement” shall have the meaning set forth in Section 10.3(a).
1.49“Completion of the Legend Phase 1 Clinical Trial” means that delivery of the Handover Package [***] ([***]) is deemed complete in accordance with Section 2.5(c)(ii).
1.50“Confidential Information” of a Party means all Know-How and other proprietary information and data of a financial, commercial or technical nature that is disclosed or otherwise made available by or on behalf of such Party or any of its Affiliates, directly or indirectly, to the other Party or any of its Affiliates, whether disclosed or made available orally, in writing or in electronic form, [***].
1.51“Confidentiality Agreement” shall have the meaning set forth in Section 16.9.
1.52“Consent Letter” shall have the meaning set forth in Section 2.5(e).
1.53“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise) of a Party or its Affiliate to grant a license or a sublicense of or under, or access to or right to use, such Know-How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose to another Person or allow another Person to use, such proprietary or trade secret information, in each case, on the terms and set forth in this Agreement, without [***]. For clarity, [***].
1.54“Cover” means, with respect to given product (or component thereof) and Patent Right, that a Valid Claim of such Patent Right would, absent a license thereunder or ownership thereof, be infringed by the [***].
1.55[***].
1.56“CTA” means clinical trial application.
1.57“Cure Period” shall have the meaning set forth in Section 12.5.
1.58“Data” means [***].
1.59“Data Integrity” means the procedures and controls then put in place by Legend to ensure that all data (including electronic records) are Attributable, Legible, Contemporaneous, Original, Accurate, Complete, Available, Consistent and Enduring (ALCOA+) through from their creation, processing, review, reporting and retention (over the data lifecycle).
1.60“Debarred Person” shall have the meaning set forth in Section 13.1(f).
1.61“Develop” or “Development” means all [***] clinical drug development activities in connection with obtaining Regulatory Approval in the applicable country or regulatory jurisdiction for any product [***], in each case, whether alone or for use together, or in combination, with another active agent or pharmaceutical or other product, including test method development and stability testing, assay development and toxicology (including GLP toxicology studies), [***], cleaning validation, statistical analysis, report writing, non-clinical and clinical studies, packaging development, regulatory affairs, and the preparation, filing and prosecution of BLAs, MAAs and other applications for Regulatory Approval for such pharmaceutical or other product, as well as all regulatory activities related to any of the foregoing. For clarity, (a) Development shall include the conduct of Phase 3 Clinical Trials and any post-Regulatory Approval Clinical Trial; and (b) Development shall not include Manufacturing.
1.62“Development Breach” shall have the meaning set forth in Section 4.1(c).
1.63[***].
1.64“Development Costs” means the sum of (a) Out-of-Pocket Development Costs and (b) Development FTE Costs. For clarity, Development Costs [***].
1.65“Development FTE Costs” shall mean the product of (a) the actual number of FTEs of Legend or its Affiliates utilized in the [***] and (b) the FTE Rate.
1.66“Development Milestone Event” shall have the meaning set forth in Section 9.2(a).
1.67“Development Milestone Payment” shall have the meaning set forth in Section 9.2(a).
1.68“Development Update” shall have the meaning set forth in Section 5.3.
1.69“Diligence Markets” means (a) [***], (b) [***], (c) [***], and (d) [***].
1.70“Directed to” means, with respect to a given active ingredient, [***].
1.71“Disbandment Notice” shall have the meaning set forth in Section 3.7.
1.72“Disclosing Party” shall have the meaning set forth in Section 11.1(a).
1.73“Disease Indication” means, with respect to a Licensed Product, a given disease, disorder or condition. [***].
1.74“Dispute” shall have the meaning set forth in Section 16.5(a).
1.75“DLL3” means Delta-like protein 3 – [***].
1.76“DOJ” shall have the meaning set forth in Section 15.1.
1.77“Dollar” means the U.S. dollar, and “$” shall be interpreted accordingly.
1.78“Earlier Development Milestone Event” shall have the meaning set forth in Section 9.2(d).
1.79“Effective Date” shall have the meaning set forth in Section 15.1.

1.80[***].
1.81“EMA” means the European Medicines Agency or any successor entity thereto, other than any corresponding regulatory authority in the United Kingdom.
1.82[***].
1.83“EU” means the European Union, as its membership may be constituted from time to time, and any successor thereto; provided, that, for purposes of this Agreement, the EU will be deemed to include France, Germany, Italy, Spain, and the United Kingdom, irrespective of whether any such country is actually in the European Union.
1.84“EU Regulatory Approval” means (a) with respect to a Licensed Product not Requiring a Companion Diagnostic, receipt of Regulatory Approval of such Licensed Product by EMA or the relevant Regulatory Authority in [***]; and (b) with respect to a Licensed Product Requiring a Companion Diagnostic, [***].
1.85“Excluded Upstream Licenses” means, any agreement that is deemed an “Excluded Upstream License” pursuant to Section 2.3.
1.86“Exclusivity Period” means the period beginning on [***] and ending upon [***].
1.87“Execution Date” shall have the meaning set forth in the Preamble.
1.88“Executive Officers” means, (a) for Legend, the Chief Executive Officer of Legend or his/her designee, and (b) for Novartis, [***] or his/her designee; provided, that, in each case ((a) and (b)), such person is not a member of the JDC at the time that the applicable disagreement or Dispute arises.
1.89“Exploit” means, with respect to a product (including any Companion Diagnostic) or other subject matter, to Develop, have Developed, make, have made, use, have used, Manufacture, have Manufactured, Commercialize or have Commercialized or otherwise exploit such product or subject matter. “Exploitation” and “Exploiting” will be construed accordingly.
1.90“FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.91“Field” means all uses in humans and animals.
1.92“First Commercial Sale” means, with respect to a given country, the first sale of a Licensed Product by Novartis, its Affiliate, or a Sublicensee to a Third Party in such country [***] for sale of such Licensed Product in such country. [***].
1.93“FTC” shall have the meaning set forth in Section 15.1.
1.94“FTE” means a full-time, dedicated employee person year or, in the case of less than a full-time, dedicated employee person year, a full-time equivalent person year, in each case, based upon a total of [***]. In the case that any full-time person works partially on activities under this Agreement and partially on other work in a given year, then the full-time equivalent to be attributed to such person’s work hereunder shall be equal [***].

1.95“FTE Rate” means the rate of [***] per FTE per year.
1.96“Force Majeure” shall have the meaning set forth in Section 16.1.
1.97“GAAP” means the U.S. generally accepted accounting principles, consistently applied.
1.98[***].
1.99[***].
1.100“GCP” means the then-current good clinical practice standards for Clinical Trials for biopharmaceutical products, as set forth in the Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the EU and other countries for which the applicable biopharmaceutical product is intended to be developed and in which a Party is performing Development activities, to the extent such standards are not less stringent than United States GCP.
1.101[***].
1.102“GLP” means the then-current good laboratory practice standards as promulgated or endorsed by FDA as defined in 21 C.F.R. Part 58 or the successor thereto, or comparable applicable regulatory standards in jurisdictions outside the United States.
1.103“GMP” or “cGMP” means the then-current good manufacturing practices as specified in 21 C.F.R. Parts 11, 210 and 211, ICH Guideline Q7A, or equivalent laws, rules, or regulations of an applicable Regulatory Authority at the time of manufacture.
1.104“GVP” means the then-current set of measures under Applicable Laws for: (a) the performance of pharmacovigilance in the EU and (b) monitoring the safety of medicines on sale to the public in the U.S. and other countries.
1.105“GxP” means GMP, GCP, GLP or GVP.
1.106“GxP Audit” means a GxP audit, which is comprised of an evaluation of the state of compliance of the systems and sub-systems, applicable to a manufacturing site, non-manufacturing site, investigator site or service provider site or a GxP system or process, with EU and U.S. standards and ICH Guidelines, and the applicable regulations in the countries where a Licensed Product or any component thereof is Manufactured or Commercialized.
1.107“Governmental Authority” means any national, international, federal, state, provincial or local government, or political subdivision thereof, any multinational organization or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.108“Handover Deficiencies” shall have the meaning set forth in Section 2.5(c)(i).
1.109“Handover Package” means the [***] listed on Exhibit B.
1.110“HGRAC” means the Human Genetic Resources Administration of China or any successor entity thereto.

1.111“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder.
1.112“HSR Filings” shall have the meaning set forth in Section 15.2(a).
1.113“ICC” shall have the meaning set forth in Section 16.5(b).
1.114“ICC Rules” shall have the meaning set forth in Section 16.5(b).
1.115“ICH Guidelines” means the guidelines adopted or promulgated by the International Conference on Harmonization, including those referencing the Technical Requirements for Registration of Pharmaceuticals for Human Use.
1.116“IFRS” shall have the meaning set forth in the definition of Accounting Standards.
1.117[***].
1.118[***].
1.119“IND” means an Investigational New Drug application in the U.S. filed with the FDA or the corresponding application for the investigation of pharmaceutical products in any other country or group of countries (including CTAs), as defined in the Applicable Laws and filed with the Regulatory Authority of such country or group of countries.
1.120“Indemnification Claim Notice” shall have the meaning set forth in Section 14.3(a).
1.121“Indemnified Party” shall have the meaning set forth in Section 14.3(a).
1.122“Indemnifying Party” shall have the meaning set forth in Section 14.3(a).
1.123“Indirect Tax” shall have the meaning set forth in Section 9.8(b).
1.124“Inflation Reduction Act” means 42 U.S.C. § 1320f et seq., as amended.
1.125“Initiate” or “Initiation” means, [***].
1.126“INN” shall have the meaning set forth in Section 8.3.
1.127“Insolvency Event” shall have the meaning set forth in Section 12.2(d).
1.128“Invention” means any invention, discovery or other Know-How that [***], including all right, title and interest in and to the intellectual property rights, including Patent Rights, therein and thereto.
1.129“Investigator Notification” means a notification for all participating investigators of any Serious Adverse Event which is unexpected or suspected or presents any findings that suggest significant risk for the applicable patient.
1.130“In Vivo Competing Product” means any In Vivo Therapy expressing a CAR that is Directed [***] DLL3 [***].

1.131[***].
1.132[***].
1.133[***].
1.134[***].
1.135[***].
1.136“Invoice” means an invoice from Legend in substantially the form used by Legend in the ordinary course of its business, provided that such invoice includes at least the information set forth in Exhibit C.
1.137“IVD” or “In Vitro Diagnostic” means a product or service for in vitro testing of patient or subject specimens, or other biological materials, for use in the diagnosis or evaluation of a disease, including to identify any genomic alterations or signatures, or for the prediction or monitoring of a response to any product (or other agent) or other prognostic use, whether used for research, exploratory purposes or as a clinical diagnostic. For clarity, IVDs or In Vitro Diagnostics include “Investigation Use Only” products, “Research Use Only” products, companion diagnostics and complementary diagnostics.
1.138“Japan Regulatory Approval” means (a) with respect to a Licensed Product not Requiring a Companion Diagnostic, receipt of Regulatory Approval of such Licensed Product by the Ministry of Health, Labor and Welfare of Japan, or any successor Governmental Authority that is responsible for approving the sale of pharmaceuticals in Japan (“MHLW”), of such Licensed Product; and (b) with respect to a Licensed Product Requiring a Companion Diagnostic, [***].
1.139“Joint Inventions” shall have the meaning set forth in Section 10.1(a).
1.140“Joint Patents” shall have the meaning set forth in Section 10.1(a).
1.141“JDC” shall have the meaning set forth in Section 3.3.
1.142“JMC” shall have the meaning set forth in Section 3.4.
1.143“JPC” shall have the meaning set forth in Section 3.5.
1.144“JSC” shall have the meaning set forth in Section 3.2.
1.145“Know-How” means any and all [***].
1.146“Known Legend Subcontractor” shall have the meaning set forth in Section 4.1(b).
1.147“LB Third Party IP” shall have the meaning set forth in Section 9.3(d)(iv).
1.148“LB2102” means that certain Autologous Therapy designated by Legend, as of the Execution Date, as “LB2102” and [***].
1.149“Legend” shall have the meaning set forth in the Preamble.

1.150[***].
1.151“Legend Development Plan and Budget” means the development plan and budget for the Legend Phase 1 Clinical Trial attached to this Agreement as Exhibit D [***].
1.152“Legend Indemnitees” shall have the meaning set forth in Section 14.2.
1.153“Legend Mark” shall have the meaning set forth in Section 8.3.
1.154“Legend Parties” shall have the meaning set forth in Section 13.5(a).
1.155“Legend Phase 1 Clinical Trial” means the Phase 1 Clinical Trial sponsored by Legend, entitled, “DLL3-Directed Chimeric Antigen Receptor T-cells in Subjects with Extensive Stage Small Cell Lung Cancer” and identified by ClinicalTrials.gov Identifier: NCT05680922.
1.156“Legend Phase 1 Clinical Trial Activities” means the activities undertaken by or on behalf of Legend or its Affiliates in connection with the Legend Phase 1 Clinical Trial, including (a) [***], (b) [***] and (c) [***].
1.157[***].
1.158[***].
1.159“Licensed CAR” means [***].
1.160“Licensed Know-How” means the [***] Licensed Know-How and the [***].
1.161“Licensed Patents” means the [***] Licensed Patents and the [***].
1.162“Licensed Products” means the [***] Licensed Products and the [***].
1.163“Licensed Product Third Party IP” shall have the meaning set forth in Section 9.3(d)(iv).
1.164“Licensed Technology” means the Licensed Know-How and the Licensed Patents.
1.165“Losses” means any and all losses, liabilities, costs, damages and expenses, including reasonable attorneys’ fees and costs.
1.166“Loss of Market Exclusivity” means, [***] except to the extent that: (a) [***] or (b) [***]. For purposes hereof, a “Third Party Competing Product” means [***].
1.167“LVV GMP Materials” means lentiviral vector materials Manufactured in accordance with GMP.
1.168“MAA” means an application for the authorization to market a pharmaceutical product in any country or group of countries outside the United States, as defined in the Applicable Laws and filed with the Regulatory Authority of such country or group of countries.
1.169“Major European Markets” means [***].

1.170“Major Markets” means [***].
1.171“Manufacture” or “Manufacturing” means, with respect to a product, activities directed to the sourcing and purchasing of materials, producing, manufacturing, processing, compounding, filling, finishing, packing, packaging, labeling, leafleting, assembly, quality assurance, quality control testing and release, shipping, storage, and sample retention of such product (or any components or process steps involving any such product).
1.172“Manufacturing Know-How” means any and all Know-How which is owned or otherwise Controlled by a Party or any of its Affiliates [***].
1.173“Manufacturing Know-How and Material Transfer” shall have the meaning set forth in Section 2.5(a).
1.174“Manufacturing Know-How and Material Transfer Plan” shall have the meaning set forth in Section 2.5(a).
1.175“Manufacturing Transition Date” means [***].
1.176“Materials” means any tangible compositions of matter, articles of manufacture, assays, chemical, biological or physical materials, and other similar tangible materials.
1.177“Maximum Development Cost Reimbursement Amount” means the sum of: (a) [***] and (b) [***] approved [***] in accordance with Section 3.3.
1.178“Maximum Fair Price” means, with respect to a Selected IRA Drug, the price negotiated pursuant to Section 1194 under the Inflation Reduction Act for such drug.
1.179“MHLW” shall have the meaning set forth in the definition of Japan Regulatory Approval.
1.180“MHRA” means the Medicines and Healthcare Products Regulatory Agency of the United Kingdom, or any successor Governmental Authority that is responsible for approving the sale of pharmaceuticals in the United Kingdom.
1.181“Milestone Events” means the Development Milestone Events and the Sales Milestone Events.
1.182“Milestone Payments” means the Development Milestone Payments and the Sales Milestone Payments.
1.183[***].
1.184[***].
1.185“Net Sales” means the net sales recorded by Novartis or any of its Affiliates or their Sublicensees for any Licensed Product sold to Third Parties other than Sublicensees as determined [***]. The deductions eligible to be booked on an accrual basis by Novartis and its Affiliates [***] to calculate the recorded net sales from gross sales [***]:
(a)[***];

(b)[***];
(c)[***];
(d)[***];
(e)[***];
(f)[***]; and
(g)[***].
With respect to the calculation of Net Sales:
(i)[***];
(ii)[***];
(iii)[***]; and
(iv)[***].
1.186“New Licensed Technology Term” means the portion of the Term ending upon the earlier of: (a) [***] or (b) [***].
1.187“NMPA” shall have the meaning set forth in the definition of China Regulatory Approval.
1.188“Novartis” shall have the meaning set forth in the Preamble.
1.189“Novartis Background Technology” means any Know-How and Patent Rights that are owned or otherwise Controlled by Novartis or any of its Affiliates, which Know-How and Patent Rights: (a) [***]; or (b) [***].
1.190“Novartis Clinical Trial” means a Clinical Trial conducted by or on behalf of Novartis, its Affiliates or Sublicensees with respect to one or more Licensed Products.
1.191[***].
1.192“Novartis Development Activities” means Development activities conducted by or on behalf of Novartis, its Affiliates or Sublicensees with respect to the Licensed CAR or Licensed Products, including all Novartis Clinical Trials.
1.193[***].
1.194[***].
1.195“Novartis Indemnitees” shall have the meaning set forth in Section 14.1.
1.196“Novartis Trademarks” shall have the meaning set forth in Section 8.3.

1.197“Novartis Technology” means any Know-How and Patent Rights that are owned or otherwise Controlled by Novartis or any of its Affiliates[***] (a) [***], (b) [***] and (c) [***].
1.198[***].
1.199[***] that certain Donnelley Financial Solutions Venue maintained by Legend for Novartis in contemplation of the Parties’ entering into this Agreement (the “VDR”).
1.200“Out-of-Pocket Development Costs” means, with respect to any Development activity for a Licensed Product in the Territory (or any Manufacturing activity for or in support of such Development activity), expenses or amounts paid or payable by or on behalf of Legend or its Affiliates to Third Parties to the extent: (a) [***] and (b) [***]; provided, that [***].
1.201“Outside Date” shall have the meaning set forth in Section 15.1.
1.202“Party” or “Parties” shall have the meaning set forth in the Preamble.
1.203“Patent Challenge” shall have the meaning set forth in Section 12.2(e).
1.204“Patent Rights” means all patents and patent applications, including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, extensions, registrations, supplemental protection certificates, utility models, design patents and the like of any of the foregoing.
1.205“Patent Term Extension” shall have the meaning set forth in Section 10.4.
1.206“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, Governmental Authority or other entity.
1.207“Personal Data” means any information that relates to an identified or identifiable person.
1.208“Pharmacovigilance Agreement” shall have the meaning set forth in Section 6.4.
1.209“Phase 1 Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients or healthy individuals with the principal purpose to make a preliminary determination of safety in human patients or healthy individuals as described in 21 C.F.R. § 312.21(a) or a comparable clinical study in a country other than the United States.
1.210“Phase 1b Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients or healthy individuals, or an arm or portion of such a clinical study, in which the study of a Licensed Product is expanded with respect to one or more additional or different doses or dosing strategies, cohorts, patients, diseases or disorders, or lines of therapy, in each case, with the principal purpose to make a further or additional determination of dose optimization, safety, efficacy, metabolism, pharmacokinetic properties or clinical pharmacology as described in 21 C.F.R. § 312.21(a) or a comparable clinical study in a country other than the United States. For clarity, any portion or arm of a Phase 1 Clinical Trial that satisfies the foregoing description shall be deemed a Phase 1b Clinical Trial.

1.211“Phase 2 Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients with the principal purpose to make a preliminary determination concerning the Licensed Product’s efficacy as described in 21 C.F.R. § 312.21(b) or a comparable clinical study in a country other than the United States.
1.212“Phase 3 Clinical Trial” means, with respect to a Licensed Product, a clinical study in human patients: (a) for confirmation of efficacy and safety with the aim to obtain Regulatory Approval in any country, as described in 21 C.F.R. § 312.21(c) or a comparable clinical study in a country other than the United States or (b) that (i) [***], or that (ii) [***].
1.213[***].
1.214“Pricing Approval” means, in any country where a Governmental Authority [***].
1.215“Product Infringement” shall have the meaning set forth in Section 10.3(a).
1.216“Product-Specific Patent” means any Licensed Patent (taking into account the entire scope of all claims therein) that [***].
1.217“Proposed Disclosure” shall have the meaning set forth in Section 11.8.
1.218[***].
1.219[***].
1.220“Publications” shall have the meaning set forth in Section 11.6(a).
1.221[***].
1.222[***].
1.223“Quality Agreement” shall have the meaning set forth in Section 7.2(a).
1.224“Receiving Party” shall have the meaning set forth in Section 11.1(a).
1.225“Records” means all [***] in performance of Legend’s activities under this Agreement (including in connection with the Legend Phase 1 Clinical Trial).
1.226“Records Retention Period” means the period for which each of the Records must be maintained, i.e., until the date which is the latest of: (a) [***]; and (b) [***].
1.227“Regulatory Approval” means all licenses, registrations, authorizations and approvals (including approvals of BLAs and MAAs, supplements and amendments, pre- and post- approvals and labeling approvals) necessary for the marketing, promotion and sale of a Licensed Product [***].
1.228“Regulatory Authority” means with respect to a country in the Territory, any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in granting Regulatory Approvals or Pricing Approvals for biopharmaceutical products in such country, including the FDA in the United States, the EMA or European Commission (and any successor entity thereto), as applicable, in the EU, the MHLW in Japan, the MHRA in the United Kingdom, NMPA in China and any corresponding national or regional regulatory authorities in any country that is a counterpart to the foregoing agencies.
1.229“Regulatory Exclusivity” means any exclusive legal rights (other than Patent Rights) conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Act, rights in the EU under Directive 2001/83/EC, or rights similar thereto in other countries or regulatory jurisdictions in the Territory, or other exclusive legal right by operation of the Applicable Laws in such country or jurisdiction, to market and sell such Licensed Product in such country or jurisdiction, and such right precludes either (a) [***], or (b) [***].
1.230“Regulatory Materials” means all regulatory applications, submissions, notifications, communications, correspondences, registrations, approvals and other filings submitted to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, Commercialize or otherwise Exploit a Licensed Product in a particular country or jurisdiction, and all supporting Data, including INDs, BLAs, MAAs, and other Regulatory Approvals.
1.231[***].
1.232“Require a Companion Diagnostic” means, with respect to any Licensed Product in any country in the Territory, that the use of a Companion Diagnostic [***]. Any such Companion Diagnostic is referred to herein as a “Required Companion Diagnostic.” [***].
1.233“Research” means all research and discovery activities, [***]
1.234“Restricted Confidential Information” shall have the meaning set forth in Section 16.16.
1.235“Right of Reference” shall have the meaning set forth in 21 C.F.R. § 314.3(b) or comparable regulatory standards in jurisdictions outside the United States.
1.236[***].
1.237“Royalty Term” shall have the meaning set forth in Section 9.3(b).
1.238“Safety Determination” shall have the meaning set forth in Section 4.4(b)(ii).
1.239“Sales & Royalty Report” means, with respect to a given period, a written report or reports showing, on a Licensed Product-by-Licensed Product, and country-by-country basis, each of: (a) [***]; (b) [***]; and (c) [***].
1.240“Sales Milestone Event” shall have the meaning set forth in Section 9.2(b).
1.241“Sales Milestone Payment” shall have the meaning set forth in Section 9.2(b).
1.242“Security Incident” shall have the meaning set forth in Section 13.5(h).
1.243[***].

1.244“Select Novartis Termination Notice” shall have the meaning set forth in Section 12.8.
1.245“Serious Adverse Event” means any Adverse Event that at any dose: (a) [***]; (b) [***]; (c) [***]; (d) [***]. In the case of other Adverse Events, [***]. Such events may be important medical events that may not be immediately life-threatening or result in death or hospitalization but which may jeopardize the patient or may require intervention to prevent one of the other outcomes listed in the first sentence of this definition.
1.246“Sole Inventions” shall have the meaning set forth in Section 10.1(a).
1.247[***].
1.248“Sublicense Agreement” shall have the meaning set forth in Section 2.1(b).
1.249“Sublicensee” means any Third Party (excluding [***]) to whom Novartis or any of its Affiliates or Sublicensees has granted either: (a) a sublicense under any of the rights licensed to Novartis hereunder or (b) the right to market or promote a Licensed Product.
1.250“T-Charge” means the T-Charge™ proprietary platform developed by or on behalf of Novartis and any extensions and improvements thereof.
1.251“Target” means [***].
1.252“Term” shall have the meaning set forth in Section 12.1.
1.253“Terminated Countries” shall have the meaning set forth in Section 12.3(a).
1.254“Terminated Products” shall have the meaning set forth in Section 12.3(a).
1.255“Territory” means worldwide, subject to Section 2.6.
1.256“Third Party” means any Person other than a Party or an Affiliate of a Party.
1.257“Third Party Acquiror Product” shall have the meaning set forth in Section 2.4(c).
1.258“Third Party Competing Product” shall have the meaning set forth in the definition of Loss of Market Exclusivity.
1.259“Trademarks” means all trademarks, service marks, trade names, service names, internet domain names, brand names, logos, protectable slogans, and trade dress rights, whether registered or unregistered, and all applications, registrations, and renewals thereof.
1.260“United States” or “U.S.” means the United States of America, including its territories and possessions.
1.261“Upstream License” shall have the meaning set forth on Section 2.3(b). For clarity, Upstream License does not include any Excluded Upstream License.
1.262“Upstream Licensor” shall have the meaning set forth on Section 2.3(b).

1.263“Urgent Safety Measure” means an appropriate expedited action taken by the study sponsor or the supplying party to protect clinical trial participants against an immediate hazard.
1.264“U.S. Regulatory Approval” means (a) with respect to a Licensed Product not Requiring a Companion Diagnostic, Regulatory Approval by the FDA of such Licensed Product; and (b) with respect to a Licensed Product Requiring a Companion Diagnostic, [***].
1.265“USAN” shall have the meaning set forth in Section 8.3.
1.266“Valid Claim” means, with respect to a particular Licensed Product in a given country, a claim of any issued and unexpired Patent Right, or a pending claim of a good faith patent application which: (a) Covers such Licensed Product in the Field in such country and (b) with respect to a claim of an issued and unexpired Patent Right, has not (i) irretrievably lapsed, been abandoned, cancelled, withdrawn, revoked, dedicated to the public or disclaimed or (ii) been subject to a holding, finding or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate governmental body that has competent jurisdiction, such holding, finding or decision being final and unappealable or unappealed within the time allowed for appeal; provided, however, [***].
1.267“Valid Claim Prong” shall have the meaning set forth in Section 9.3(b).
1.268“VAT” means any value added or similar tax.
1.269“VDR” shall have the meaning set forth in the definition of [***].
1.270[***].
1.271[***].
1.272Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa); (b) the words “include”, “includes” and “including” shall (i) be deemed to be followed by the phrase “without limitation” and (ii) not be construed to limit the generality of any description preceding such term; (c) the word “will” will be construed to have the same meaning and effect as the word “shall”; (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (e) any reference herein to any Person shall be construed to include the Person’s successors and assigns; (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (g) the word “or” is used in the inclusive sense (“and/or”), unless explicitly indicated otherwise by the term “either/or”; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (i) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto and all of Novartis’ obligations with respect to Upstream Licenses pursuant to Section 2.3; (j) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (k) provisions that require that a Party, the Parties or any Committee “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes (solely with respect to any Committee) or otherwise (but excluding instant messaging) and shall not be subject resolution pursuant to binding arbitration under Section 16.5, (l) the headings and recitals in this Agreement are for information only and shall not be considered in the interpretation of this Agreement; (m) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof; and (n) the phrase “to the extent” means “solely to the extent”. The Parties agree that the terms and conditions of this Agreement are the result of negotiations between the Parties and that this Agreement shall not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement. This Agreement shall be interpreted in its entirety and the fact that certain provisions of this Agreement may be cross-referenced shall not be deemed or construed to limit the application of other provisions of this Agreement to such cross-referenced provision and vice versa.
Article 2
LICENSES; EXCLUSIVITY
2.1Licenses to Novartis.
(a)License Grants. Subject to the terms and conditions of this Agreement, Legend hereby grants, on behalf of itself and its Affiliates, to Novartis an exclusive (even as to Legend and its Affiliates except as provided in Section 2.1(d)), royalty-bearing, sublicensable (subject to Section 2.1(b)) and transferable (solely in accordance with Section 16.2) license, under the: (i) [***] Licensed Technology, to Exploit (1) the Licensed CAR [***] within Autologous Licensed Product and (2) Autologous Licensed Products; and (ii) [***], to [***]; in each case ((i) and (ii)), in the Field in the Territory, [***]. The foregoing license includes the exclusive (even as to Legend and its Affiliates) right to designate and engage Third Parties to Develop, Manufacture and Commercialize [***]; provided that, for clarity, the foregoing sentence does not restrict either Party from designating or engaging a Third Party to Develop, Manufacture or Commercialize [***]; provided further, that Legend, its Affiliates and its and their designees Developing or Commercializing a [***] shall not be restricted from Commercializing such [***].
(b)Sublicenses. Subject to the terms and conditions of this Agreement, Novartis shall have the right to grant to its Affiliates or Sublicensees, [***] sublicenses under the license granted by Legend to Novartis under Section 2.1(a); provided, that: (i) each such sublicense shall be granted pursuant to a written sublicense agreement (each, a “Sublicense Agreement”) that shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement; (ii) Novartis and its Affiliates shall not, without Legend’s prior consent, grant any such sublicense to a Third Party with respect to [***], provided that this clause (ii) shall not prohibit Novartis and its Affiliates from granting at any time to its and their Third Party subcontractors (excluding any Sublicensee) a sublicense to (x) [***] or (y) [***], in each case, on behalf of Novartis or its Affiliates; and (iii) [***]. Upon the execution of any Sublicense Agreement (or any material amendment thereto) with a Third Party ([***]), Novartis shall provide Legend with a complete and accurate copy thereof; provided that [***].
(c)Subcontracting. Novartis, its Affiliates or Sublicensees (subject to Section 2.1(b)) and Legend and its Affiliates (subject to Section 4.1(b)) may subcontract to Third Parties the performance of tasks and obligations with respect to the [***] of the Licensed Product in the Territory as it deems appropriate; provided that: (i) [***], and (ii) [***].

(d)Retained Rights. Notwithstanding the exclusive license granted by Legend to Novartis under Section 2.1(a), Legend and its Affiliates each retains the rights under the Licensed Technology, itself or with or through its permitted subcontractors, to perform Legend’s obligations and to exercise its rights under this Agreement, including to perform the Legend Phase 1 Clinical Trial Activities.
(e)No Modifications. [***].
2.2No Implied Licenses; Novartis Technology.
(a)No Implied License. Except as expressly set forth herein, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Patent Rights, Know-How, or other intellectual property owned or otherwise Controlled by the other Party. Notwithstanding anything to the contrary in this Agreement ([***]), [***].
(b)Retention of Rights to Novartis Technology. For clarity and except as expressly provided in Sections 12.3(d)-12.3(e), neither Legend nor any Affiliate nor any Upstream Licensor thereof is or shall at any time, including on or after expiration or termination of this Agreement, have or be granted any license, interest, access to, disclosure of or other right with respect to [***].
2.3Addition of Upstream Licenses.
(a)Notice of Potential Upstream Licenses. If [***], Legend or its Affiliate enters into any agreement with a Third Party pursuant to which it obtains a licensable or sublicensable (in accordance with the terms of this Agreement) right or license from such Third Party to any Know-How or Patent Rights that would, but for the provisions of this Section 2.3, constitute Licensed Technology, then Legend shall [***] notify Novartis in writing setting out, (i) [***], (ii) [***], and (iii) [***].
(b)Addition of Upstream Licenses. If, within [***] after the receipt of such notice, Novartis provides Legend with written notice indicating interest in obtaining a license or sublicense under such Know-How or Patent Rights, then Legend shall [***] provide Novartis with [***]. If, within [***] after receipt of such [***], Novartis provides Legend with written notice in which (i) Novartis consents to including the applicable Know-How or Patent Rights in the Licensed Technology; (ii) Novartis agrees, that it shall be obligated under this Agreement, subject to Section 2.3(d) and Section 9.3(d)(iv), to [***], in each case, to the extent arising out of the grant, maintenance or exercise of a license or sublicense to or by Novartis under such Know-How or Patent Rights, including Novartis’ and its Affiliates’ and Sublicensees’ Development, Manufacture, Commercialization or other Exploitation of Licensed Products; (iii) Novartis acknowledges and agrees in writing that its license or sublicense under such agreement is subject to the terms and conditions of such agreement [***] and (iv) Novartis agrees under this Agreement to be bound by and comply with, and that it shall cause its Affiliates and Sublicensees to comply, with such terms and conditions to the extent applicable to it, its Affiliate or a Sublicensee in its or their capacity as a licensee or sublicensee under such Know-How or Patent Rights, then (and only then) shall (A) such agreement shall be deemed an “Upstream License” and such Third Party licensor shall be deemed an “Upstream Licensor” and (B) any such Know-How or Patent Rights, to the extent falling within the definition of Licensed Technology, shall be added to Licensed Technology licensed or sublicensed to Novartis under this Agreement; provided that [***]. Until such time as such agreement becomes an Upstream License in the case that Novartis timely provides such a written notice to Legend, or in the case that Novartis does not provide such a written notice to Legend within such [***].

(c)Without limiting Section 2.3(b), with respect to any Upstream License: (i) all (sub)licenses and rights granted pursuant thereto to Novartis, and obligations of Legend, under this Agreement are [***], (ii) to the extent an Upstream License expressly requires that provisions thereof be included or incorporated into the applicable agreement for a (sub)license granted thereunder, such provisions are hereby expressly deemed included and incorporated in this Agreement by reference; and (iii) in the event that the actions or inactions of Novartis, its Affiliates, or Sublicensees would, (A) [***] or (B) [***] in the case of foregoing clause (A), Legend shall have the right, as sufficient for Legend to [***]and, in the case of foregoing clause (B), Novartis shall [***].
(d)Novartis Rights. Nothing in this Section 2.3 shall limit or restrict Novartis’ right to [***], in which case the terms of [***] shall be eligible to apply with respect to [***].
2.4Exclusivity.
(a)Exclusivity Obligations. Subject to Sections 2.4(b) and 2.4(c), except for activities conducted pursuant to and in accordance with this Agreement, (i) neither Legend nor its Affiliates shall, whether by itself or with or through any of its Affiliates or any Third Party (including any Sublicensee), conduct, (A) any Clinical Trials or Commercialization activities for any Autologous Competing Product for any indication in the Territory during the Exclusivity Period or (B) any [***] (including Clinical Trials but excluding [***]) for any In Vivo Competing product for any indication in the Territory during [***] at any time prior to [***]; and (ii) neither Novartis nor its Affiliates shall, whether by itself or with or through any of its Affiliates or any Third Party (including any Sublicensee), conduct, (A) any Commercialization activities for any Competing Product for any indication in the Territory during the Exclusivity Period or (B) any (1) Clinical Trial for any Competing Product for any indication in the Territory during [***] at any time prior to [***] or (2) [***] during [***] at any time prior to [***].
(b)Acquisition of a Competing Product. The Parties acknowledge that after the Execution Date a Party or any of its Affiliates may in-license or otherwise acquire rights (including through any merger or business combination but excluding through a Change of Control) to perform activities with respect to a Competing Product that would violate Section 2.4(a) (such Competing Product, an “Acquired Product”). [***] provided that, (i) [***] within the immediately following clause (ii) which such Party or its applicable Affiliate(s) shall take [***], and (ii) notwithstanding anything to the contrary in this Agreement, (A) [***], such Party and its Affiliates shall [***], or (B) [***], such Party (and all of its Affiliates) shall [***]. During the period between the closing of a transaction to acquire rights to an Acquired Product and the date that the applicable Party [***], such Party must [***]; provided that, [***].
(c)Change of Control. If there is a Change of Control involving a Party (where such Party or its Affiliate is the entity that is subject of such Change of Control), then the obligations of Section 2.4(a) will not apply to [***] that (i) [***] and (ii) [***] (such product, an “Third Party Acquiror Product”); provided that (A) [***](B) [***]and (C) [***]; provided that, [***].
2.5Manufacturing Know-How and Material Transfer and Cooperation; Supply of Materials.
(a)Manufacturing Know-How and Material Transfer and Assistance. From and after the Effective Date and on an ongoing basis until [***], Legend shall disclose and transfer, or shall cause to be disclosed and transferred, as applicable, to Novartis or one of its designated Affiliate(s) all [***].
(b)Supply of Materials. The Parties acknowledge that Legend has agreed to supply [***] to Novartis or its designee pursuant to and in accordance with the supply terms set forth in Exhibit G.
(c)Handover Package Documents and Data; Handover Deficiencies.
(i)Delivery of Documents. Legend shall deliver to Novartis all [***] and provide Novartis with electronic access to all [***], in multiple installments in accordance with the timelines set forth therein. At any time prior to the completion of such deliveries and provision of such access, Novartis may provide written notice to Legend of [***] that were required to be provided to Novartis pursuant to this Section 2.5(c)(i) but are missing, incomplete or otherwise non-compliant with this Section 2.5(c)(i) (“Handover Deficiencies”).  Upon receipt of any such notice, [***].
(ii)Handover Package Completion. If Legend reasonably and in good faith determines that the delivery of the Handover Package is complete (including, as described in Section 2.5(c)(iii), [***]), it shall provide Novartis [***] written notice thereof, following which Novartis shall have [***] to identify any outstanding Handover Deficiencies[***]. If Novartis [***] within such [***] period, [***]. The provisions of this Section 2.5(c)(ii) shall apply seriatim until delivery of the Handover Package is complete.
(iii)[***].
(d)Licensed Know-How. Without limiting or duplicating the other provisions of this Section 2.5, from and after the Effective Date and on a continuing basis no more than once every [***] during the Term until [***], Legend, [***], shall disclose and transfer to Novartis or its designated Affiliate [***] which was not previously provided, as reasonably requested by Novartis or reasonably determined by Legend to be [***] for Novartis to [***].
(e)Third Party Agreements. Within [***] of the Effective Date, Legend shall, to the extent not previously delivered, deliver to [***], a consent letter substantially in the form set forth in Exhibit H [***] (“Consent Letter”) in order for Novartis to [***] and thereafter [***]. In addition, Legend shall [***], subject to and in accordance with the terms of this Agreement.
(f)Legend Assistance. Legend, [***] until the [***], shall [***] provide reasonable assistance to Novartis and its Affiliates in connection with understanding and using [***] provided to Novartis as described in Sections 2.5(a)-(d) for purposes consistent with licenses and rights granted to Novartis hereunder. Such cooperation and assistance shall, [***], include [***]. At Novartis’ reasonable request [***], as Legend may agree, [***].
(g)Conditions. Notwithstanding anything to the contrary in this Section 2.5, in no event shall Legend be required to: (i) generate, obtain or provide to Novartis pursuant to such obligations any Know-How either (1) are not within Legend’s or its Affiliates’ possession and Control at the time Legend would otherwise be required to provide such Know-How pursuant to such obligations or (2) [***] or (ii) provide to [***].

2.6China. In the event that Novartis, its Affiliates or Sublicensees have not [***] within[***]with respect to a Licensed Product conducted by or on behalf of Novartis, its Affiliates or Sublicensees, Legend, by written notice to Novartis, shall have the right to[***]; provided that, [***]. Notwithstanding any other provision of this Agreement, in no event will Novartis be required to [***].
2.7[***]
(a)[***].
(b)[***].
(c)[***].
(d)[***].
(e)[***].
Article 3
GOVERNANCE
3.1Alliance Managers. Within [***], each Party shall appoint a representative to act as its alliance manager under this Agreement (each, an “Alliance Manager”) by providing written notification to the other Party. The Alliance Managers shall be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties under this Agreement and providing support and guidance to the JSC. Unless otherwise agreed upon in writing by the Alliance Managers, all requests for information from one Party to the other Party shall be made through the Alliance Managers. The Alliance Managers shall have the right to attend all meetings of the JSC, JDC, JMC, JPC and all other Committees (if any) as non-voting members, and shall bring matters to the attention of the relevant Committee if the Alliance Manager reasonably believes that such matter warrants such attention. Each Party may replace its Alliance Manager at any time upon written notice to the other Party.
3.2Joint Steering Committee.
(a)Responsibilities. Within [***], the Parties shall establish a joint steering committee (the “JSC”), composed of [***]. The JSC shall facilitate communications between the Parties with respect to activities under this Agreement and perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement. Without limiting the generality of the foregoing, [***], Novartis shall: (i) provide the JSC with a [***] update on progress and plans [***]; and (ii) answer Legend’s reasonable questions with respect to the foregoing or any Development Update provided by Novartis pursuant to Section 5.3. [***].
(b)Term. The JSC shall continue to exist until [***].
3.3Joint Development Committee.
(a)Responsibilities. Within [***], the Parties shall establish a joint development committee (the “JDC”) composed of [***], each of whom will have the appropriate experience and expertise to perform its responsibilities on the JDC. The JDC shall:

(i) oversee the Legend Phase 1 Clinical Trial Activities and facilitate communications between the Parties with respect to the Legend Phase 1 Clinical Trial Activities; (ii) [***] (iii) [***] (iv) discuss planned activities to be undertaken in connection with the Legend Phase 1 Clinical Trial Activities, including the anticipated timeline for initiating and completing such activities; (v) [***] (vi) [***] and (vii) perform such other functions as may be appropriate and mutually agreed by the Parties to further Development activities under this Agreement. [***].
(b)Term. The JDC shall continue to exist until the earlier to occur of: (i) [***] or (ii) [***].
(c)Consensus; Escalation. All decisions within the decision-making authority of the JDC shall be made by [***], [***]. If the JDC is unable to reach agreement as to a particular matter within its jurisdiction, within [***] after such matter has been brought to the JDC for resolution, then such disagreement shall be referred to the Executive Officers of the Parties for resolution.
(d)Final Decision Making. If the Executive Officers do not fully resolve any matter within the JDC’s decision-making authority and referred to them under Section 3.3(c) within [***] of the matter being referred to them, then, except as provided below, and subject to Section 3.3(e), [***]shall have the final decision-making authority with respect to [***] except to the extent [***], in which case [***] shall have final decision-making authority with respect [***] Notwithstanding the foregoing, [***].
(e)Limitations of JDC Authority. The JDC shall only have the powers expressly assigned to it in this Section 3.3 and elsewhere in this Agreement and the JDC shall not have authority (and a Party shall not have final decision-making authority) to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive or determine either Party’s compliance with the terms and conditions of this Agreement; or (iii) decide any issue, (A) in a manner that would conflict with the express terms and conditions of this Agreement or (B) that this Agreement expressly provides to be made by agreement or with a Party’s consent or approval. [***].
3.4Joint Manufacturing Committee.
(a)Responsibilities. Within [***], the Parties shall establish a joint manufacturing committee (the “JMC”) composed of [***], each of whom will have the appropriate experience and expertise to perform its responsibilities on the JMC. The JMC shall: (i) [***]; and (iii) perform such other functions as may be appropriate to further the purposes of this Agreement with respect to [***] as determined by the Parties. [***].
(b)Term. The JMC shall continue to exist until [***].
3.5Joint Patent Committee.
(a)Responsibilities. Within [***], the Parties shall establish a joint patent committee (the “JPC”), composed of [***], each of whom will have appropriate experience prosecuting patents and the appropriate experience and expertise to perform its responsibilities on the JPC. The JPC shall serve as the primary contact between the Parties regarding the exchange of information with respect to intellectual property matters arising under this Agreement. Without limiting the foregoing and to the extent consistent with the terms of Article 10, the JPC shall: (i) [***] (ii) [***] (iii) [***] (iv) [***] (v) [***] (vi) [***] (vii) [***] (viii) [***] and (ix) [***].

(b)Term. The JPC shall continue to exist until [***] or until the Parties mutually agree to disband and no longer participate in the JPC, whichever is earlier.
(c)Consensus; Escalation. All decisions within the decision-making authority of the JPC shall be made by [***]. If the JPC is unable to reach agreement as to such a decision, within [***] after such matter has been brought to the JPC for resolution, then, at the request of either Party, such disagreement shall be referred to the Executive Officers of the Parties for resolution.
(d)Final Decision Making. If the Executive Officers do not fully resolve any matter within the JPC’s decision-making authority and referred to them under Section 3.5(c) within [***] of the matter being referred to them, then, subject to Section 3.5(e),
(i)if the matter involves the filing, prosecution, maintenance, defense or enforcement of a Licensed Patent or Joint Patent, [***] shall have the final decision-making authority with respect to such matter; provided that if [***] notifies the JPC of its good-faith belief that such decision would [***];
(ii)if the matter involves the filing, prosecution, maintenance, defense or enforcement of a Product-Specific Patent, [***] shall have the final decision-making authority with respect to such matter; provided that if [***] notifies the JPC of its good-faith belief that such decision would [***]; provided, further, that [***] shall not have the right to exercise such final decision-making authority in a manner that would [***]; and
(iii)if the matter involves (A) [***], (B) [***] or (C) [***], then in each case ((A)-(C)), upon written notice from either Party, such matter shall be resolved by an expedited arbitration proceeding by [***]pursuant to the terms set forth on Exhibit I.
(e)Limitations of JPC Authority. The JPC shall only have the powers expressly assigned to it in this Section 3.5 and elsewhere in this Agreement and the JPC shall not have authority (and a Party shall not have final decision-making authority) to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive or determine either Party’s compliance with the terms and conditions of under this Agreement; or (iii) decide any issue, (A) in a manner that would conflict with the express terms and conditions of this Agreement or (B) that this Agreement expressly provides to be made by agreement or with a Party’s consent or approval. At the request of either Party, the Parties will enter into a common interest agreement with respect to information exchanged, disclosed and discussed by the Parties at the JPC.
3.6Committee Membership and Meetings.
(a)Committee Members. Within [***], each Party shall appoint its representatives on the JSC, JDC, JMC and JPC by providing written notification to the other Party. Each Party may replace its representatives on any Committee on written notice to the other Party, but each Party shall strive to maintain continuity in the representation of its Committee members. Each Party shall appoint [***] on each Committee to act as [***] of such Committee. The co-chairpersons shall jointly prepare and circulate agendas to the applicable Committee’s members at least [***] before each Committee meeting and shall direct the preparation of reasonably detailed minutes for each Committee meeting, which shall be approved by the co-chairpersons and circulated to Committee members within [***] of such meeting. Each Party shall be solely responsible for the costs incurred by its representatives in attending any Committee meeting.

(b)Meetings. Each Committee shall hold meetings at such times as the Parties mutually agree, but in no event shall such meetings be held less frequently than (i) for the JSC, once every [***]; (ii) for the JDC, once every [***]; (iii) for the JMC, [***] and (iv) for the JPC, [***]. Committee meetings may be held in person or by audio or video teleconference; provided, that unless otherwise agreed by both Parties, at least [***] shall be held in person. All in-person meetings shall alternate between locations designated by each Party. Notwithstanding the foregoing, each Party may also call for a special telephonic or videoconference meeting of the JDC to be held to review, discuss and make decisions on [***] upon [***] prior written notice (or such shorter period of time as such Party may determine in good faith is required by exigent circumstances) to the other Party. For the avoidance of doubt, notwithstanding any agreed meeting schedule of the JPC, the Parties shall communicate as necessary in order to ensure the effective management of the Parties’ intellectual property rights set forth in Article 10. Each Party shall be responsible for [***] of participating in any Committee meetings. No action taken or decision made at any Committee meeting shall be effective unless at least [***] of each Party is participating.
(c)Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the Committee meetings in a non-voting capacity; provided, that if either Party intends to have any Third Party (including any consultant) attend such a meeting, then such Party shall provide [***] written notice to the other Party and obtain the other Party’s approval for such Third Party to attend such meeting, which approval shall not be unreasonably withheld, conditioned, or delayed. Such Party shall ensure that such Third Party is bound by confidentiality and non-use obligations consistent with (i.e., at least as protective of the other Party’s Confidential Information as) the terms of this Agreement.
3.7Disbandment. Notwithstanding the foregoing of this Article 3, after [***], [***] shall have the right to disband all Committees upon prior written notice to [***] referencing this Section 3.7 (“Disbandment Notice”). Following [***] receipt of a Disbandment Notice, the Committees shall disband and thereafter: (a) the Committees shall have no further authority with respect to any activities under this Agreement, (b) all matters to be agreed upon or determined by a Committee will be agreed upon or determined by mutual agreement of the Parties, provided, however, [***], and (c) any requirement of either Party to provide information or documents to a Committee or consult with a Committee shall be deemed a requirement to provide such information or document to or consult with the other Party.
Article 4
LEGEND PHASE 1 CLINICAL TRIAL
4.1Performance of the Legend Phase 1 Clinical Trial.
(a)Legend Development Plan and Budget; Compliance. Except as otherwise expressly set forth in Section 4.4(b), Legend shall be responsible for, and shall [***] perform, the Legend Phase 1 Clinical Trial in accordance with the Legend Development Plan and Budget. Legend shall [***] conduct and complete all activities in the Legend Development Plan and Budget in accordance with the budget and timelines set forth therein; provided, [***]. Legend shall perform all Legend Phase 1 Clinical Trial Activities in good scientific manner and in compliance with all Applicable Laws, and shall [***], allocate sufficient time, effort, equipment, and skilled personnel as necessary to complete all Legend Phase 1 Clinical Trial Activities successfully and [***]. Legend shall be solely responsible for [***] with respect to the Legend Phase 1 Clinical Trial.

(b)Subcontracting. Without [***], Legend shall not subcontract or otherwise delegate performance of any Legend Phase 1 Clinical Trial Activities (excluding [***]) to any Third Parties, other than [***] disclosed on Exhibit J (each, a “Known Legend Subcontractor”). With respect to any [***] subcontractors, Legend shall [***] oversee the performance by its subcontractors of the subcontracted activities in a manner that would [***]. Any agreement pursuant to which Legend engages a subcontractor (other than [***])) for performance of Legend Phase 1 Clinical Trial Activities must, (i) be consistent with this Agreement, and (ii) [***] (A) [***], (B) [***] and (C) [***]; provided that it shall not be a breach of this Agreement if such agreement [***]. No such [***] subcontracting shall relieve Legend of any obligation hereunder, and any act or omission of its subcontractors shall constitute the act or omission of Legend for all purposes hereunder, which act or omission of its subcontractors, [***].
(c)Development Breach. If Legend is in material breach of, has materially failed to comply with Applicable Laws with respect to or has committed fraud, gross negligence or wilful misconduct with respect to its obligations to [***] in accordance with this Agreement or [***] (each, a “Development Breach”) and such Development Breach remains unremedied for [***] after Legend’s receipt of a written notice from Novartis of such Development Breach, then [***]; provided, however that, [***].
4.2Legend Development Reports.
(a)Prior to Completion of the Legend Phase 1 Clinical Trial. Within [***], Legend shall provide to the JDC (and Novartis through the JDC) (i) a [***] report or presentation, in a format to be agreed upon by the Parties, of [***]which report or presentation shall contain [***] to enable the JDC to assess Legend’s compliance with the Legend Development Plan and Budget and this Agreement; and (ii) access to or copies of any other written reports or presentations to the extent pertaining to [***].
(b)Following Completion of the Legend Phase 1 Clinical Trial. Within [***]: (i) [***], and (ii) [***], in each case ((i) and (ii)), Legend shall provide to Novartis (A) a [***] written report, in a format to be agreed upon the Parties, of [***]; and (B) access to or copies of any other written reports to the extent pertaining to such report [***]. Upon the reasonable request of Novartis from time to time, Legend shall up to [***] make appropriate personnel [***] available to Novartis to discuss by teleconference such [***].
(c)Ongoing Stability Study. Within [***] of the Ongoing Stability Study (as defined in Exhibit G), Legend shall provide to the JDC (and Novartis through the JDC) a reasonably detailed update with respect to the status of the Ongoing Stability Study during such [***], which update shall contain sufficient detail to enable the JDC to assess [***]. Following [***], Legend shall [***].
(d)Data. Upon the reasonable request of Novartis [***], prior to [***], Legend shall provide to Novartis [***] arising from the Legend Phase 1 Clinical Trial Activities [***] within the Licensed Know-How not previously provided.
(e)Conditions. Notwithstanding the other provisions of Section 4.1 or this Section 4.2, with respect to Legend’s obligations under Section 4.1 and this Section 4.2, in no event shall Legend be required to [***], (i) [***] or (ii) [***].
4.3Development Costs.

(a)Reimbursement of Development Costs. Novartis shall reimburse Legend in accordance with this Section 4.3 for all Development Costs [***] in performing the Legend Phase 1 Clinical Trial Activities, [***], in each case, as set forth in this Section 4.3, including Section 4.3(f).
(b)Reporting. Within [***] in which Legend incurs or pays Developments Costs for which it is entitled to be reimbursed under this Section 4.3, Legend shall submit to Novartis a report setting forth the Development Costs [***].
(c)Invoicing and Payment. Novartis shall reimburse Legend [***], within [***] receipt of an Invoice provided [***]
(i)[***];
(ii)[***];
(iii)[***];
(iv)[***]; and
(v)[***].
[***] (A) Development Costs incurred by Legend in the performance of the Development activities [***] and (B) Development Costs incurred [***] within [***] after receipt of an Invoice provided by Legend [***] (or, if none, [***]).
Each Invoice provided by Legend pursuant to this Section 4.3(c) shall [***].
(d)Disputed Amounts. If Novartis disputes in good faith any portion of an Invoice for Development Costs provided by Legend pursuant to this Section 4.3, Novartis shall [***] notify Legend and the Parties shall [***]. Any Development Costs subject to such dispute shall be paid by Novartis within [***]; provided that [***].
(e)Compliance with Budget. The Development Costs to be reimbursed to Legend by Novartis must be incurred in accordance with the Legend Development Plan and Budget or Wind-Down Budget, as applicable. For the avoidance of doubt, Development Costs shall be deemed incurred in accordance with the Legend Development Plan and Budget or Wind Down Budget, as applicable, and subject to reimbursement by Novartis in accordance with this Section 4.3, [***]. Legend shall [***]. Any such Development Costs in excess thereof shall be borne[***].
(f)Maximum Reimbursement. Notwithstanding any other provision of this Agreement, in no event will Novartis be obligated to reimburse Legend for Development Costs ([***].
4.4Regulatory Matters.
(a)Regulatory Communications. As between the Parties, Legend shall have the sole responsibility to maintain all INDs necessary to perform the Legend Phase 1 Clinical Trial Activities under the Legend Development Plan and Budget, and to conduct communications with the applicable Regulatory Authorities with respect to such INDs; provided that [***] shall be subject to review and comment by Novartis at least [***] (unless an earlier response is required by the applicable Regulatory Authority, in which case the Parties shall work in good faith to provide a response within such timeframe) prior to their submission to the applicable Regulatory Authorities. Subject to Section 3.3(e), Legend shall, and shall cause its Affiliates to, [***] such comments of Novartis on such Regulatory Materials. Subject to the immediately following sentence, Legend shall provide Novartis with (i) access to or copies of all material written or electronic correspondence to the extent pertaining to its [***] Legend or its Affiliates ([***]) from, or forwarded by Legend or its Affiliates ([***]) to, the Regulatory Authorities in the Territory, and (ii) copies of all meeting minutes and summaries of all meetings, conferences, and discussions held by Legend or its Affiliates [***] with the Regulatory Authorities to extent relating to [***], including copies of all contact reports produced by Legend or its Affiliates [***] regarding the same, in each case ((i) and (ii)) within [***]. If such written or electronic correspondence so received from any such Regulatory Authority relates to [***], Legend shall notify Novartis and provide Novartis with copies of such written or electronic correspondence as soon as practicable, but not later than [***] after receipt of such correspondence. Legend shall provide Novartis with prior written notice, to the extent Legend or its Affiliates has advance knowledge, of [***], within [***] after [***]. Novartis shall have the right to [***]; provided that, (A) [***], and (B) [***]
(b)Handling of Safety and Pharmacovigilance Matters.
(i)JDC Oversight. All safety and pharmacovigilance matters arising out of the Legend Phase 1 Clinical Trial Activities shall be performed in a coordinated manner under the oversight of the JDC. The JDC shall facilitate timely information sharing, analysis, and discussions and alignment with respect to all safety and pharmacovigilance issues arising out of the Legend Phase 1 Clinical Trial. The Parties acknowledge that they shall strive for consensus on safety and pharmacovigilance matters within the purview of the JDC; provided, that, [***]; provided, further, that [***]. For avoidance of doubt, nothing in this Section 4.4(b) shall be construed to expand the scope of the JDC’s decision-making authority.
(ii)Safety Determination. Notwithstanding anything to the contrary in this Agreement, if the JDC determines that [***] (“Safety Determination”), then Legend shall not Initiate or shall [***] terminate, wind-down and cease conducting the Legend Phase 1 Clinical Trial in accordance with the Wind-Down Budget, as applicable. [***].
(iii)Information Sharing. Legend will share with the JDC the following information arising out of the Legend Phase 1 Clinical Trial (other than the Clinical Trial Follow-up Activities with respect to the Legend Phase 1 Clinical Trial): (A) Serious Adverse Events and pregnancy reports (preferably in CIOMS I format) for all patients within [***] of Legend’s receipt of reports of any fatal and life-threatening Serious Adverse Events and within [***] of Legend’s receipt of reports of all other Serious Adverse Events; (B) Investigator Notifications within [***] of Legend’s receipt of any information prompting the applicable Investigator Notification; (C) all available final versions of aggregate safety reports (e.g., Development Safety Update Reports) within [***] following the due date for submission to the applicable Regulatory Authority of the applicable aggregate safety report by Legend; and (D) any safety finding that requires an Urgent Safety Measure [***] (which Legend [***] provide within [***] and, in any case, within [***] after Legend makes a decision to issue an urgent safety communication related to such safety finding. In the event that Legend commences the Legend Phase 1 Clinical Trial Activities prior to the Effective Date of this Agreement, Legend shall provide to Novartis and the JDC copies of all such Serious Adverse Events, pregnancy reports and Investigator Notifications that Legend becomes aware of since the commencement of the Legend Phase 1 Clinical Trial within [***]. For avoidance of doubt, Legend shall be deemed to [***].

(iv)[***] Plans. Legend shall provide Novartis with drafts of Legend’s [***] for Novartis’ review and comments prior to the submission of such plans to the applicable Regulatory Authority.
(v)Legend’s Expense. For clarity, all [***] shall be conducted by Legend at its sole expense.
4.5No Other Development Activities. Except for [***], neither Legend nor its Affiliates shall conduct (or have conducted) any Development of Licensed Products without Novartis’ prior written consent, which consent may be withheld or conditioned in Novartis’ sole discretion.
4.6Novartis Development Activities. For clarity, nothing in this Agreement shall limit in any way Novartis’ right to conduct Development or any other activities with respect to the Exploitation of Licensed Products [***].
Article 5
DEVELOPMENT
5.1General. As between the Parties, other than the Legend Phase 1 Clinical Trial Activities, Novartis shall be solely responsible for conducting, at its expense and in its sole discretion (subject to Section 5.2), Development of Licensed Products in the Field in the Territory.
5.2Development Diligence. Novartis shall (by itself or with or through its Affiliates, Sublicensees, or other Third Parties) [***] Develop and obtain Regulatory Approval for [***]. For clarity and without limiting Novartis’ rights or obligations under this Agreement, unless determined otherwise by Novartis, [***], and, to the extent required pursuant to its obligations under this Section 5.2, Novartis shall [***]. Except as expressly provided in this Section 5.2, [***].
5.3Development Updates. Novartis shall provide Legend, through the JSC, [***] written report[***], which describes [***] performed since the last report and planned Development activities with respect to Licensed Products (each, a “Development Update”). For clarity, all Development Updates shall constitute Confidential Information of Novartis.
5.4Companion Diagnostics. From time to time, as reasonably requested by Novartis, Legend shall [***].
Article 6
REGULATORY
6.1General. As between the Parties, subject to Section 4.4, Novartis shall (a) be solely responsible, at its expense, for obtaining and maintaining Regulatory Approvals for the Licensed Products in the Field in the Territory in the name of Novartis or its Affiliates or Sublicensees, including submission of all Regulatory Materials, all communications with Regulatory Authorities and any other activities in connection with obtaining such Regulatory Approvals; and (b) [***] all Regulatory Materials for Licensed Products in the Field in the Territory. Legend shall [***] cooperate with and provide assistance to Novartis from time to time as [***] requested in connection with obtaining such Regulatory Approvals, [***].

6.2Right of Reference. To the extent [***] for the Exploitation of [***] in the Field in the Territory, Legend hereby grants on behalf of itself and its Affiliates to Novartis and its Affiliates and Sublicensees a Right of Reference with respect to [***]. If requested by Novartis, Legend shall [***] if and to the extent required by Applicable Laws or the Regulatory Authority in the applicable country or jurisdiction. In the event that any Affiliate of Legend holds any Regulatory Materials to which Novartis is granted a Right of Reference under this Section 6.2, Legend shall cause such Affiliate to grant a Right of Reference to Novartis to the same extent that Legend is required to grant such Right of Reference under this Section 6.2. The Right of Reference granted to Novartis pursuant to this Section 6.2 shall include [***].
6.3Clinical Trial Disclosures. [***].
6.4Safety and Pharmacovigilance Matters.
(a)Pharmacovigilance Agreement. The Parties shall cooperate with regard to the reporting and handling of safety information involving or relating to the [***] to the extent required by Applicable Laws. To the extent required by Applicable Laws or any Regulatory Authority (e.g., if Novartis elects to run studies with a version of the Licensed Product that was considered by the applicable Regulatory Authorities to be exactly the same as the version of the Licensed Product as used in the Legend Phase 1 Clinical Trial), the Parties shall [***] a written agreement containing reasonable and customary terms that will govern the exchange of Adverse Event and other safety information reporting obligations relating to the Licensed Product (the “Pharmacovigilance Agreement”) to ensure that Adverse Events and other safety information involving or relating to the Licensed Product is exchanged and reported to the relevant Regulatory Authorities in compliance with Applicable Laws and the requirements of Regulatory Authorities. In the event that a Pharmacovigilance Agreement is not so required, the Parties shall enter into [***] that will govern the exchange of validated safety signals for the Licensed Product, which agreement shall be entered into [***].
(b)Transfer of Legacy Safety Data. Any legacy safety data within the Licensed Know-How arising from the Legend Phase 1 Clinical Trial that [***] shall be transferred from Legend to Novartis in accordance with the applicable data security and data privacy laws. The Parties acknowledge that transfer of such legacy safety data will require mutual cooperation between the Parties and the Parties will use reasonable efforts to complete such transfer as soon as possible.
(c)Legend Phase 1 Clinical Trial. Notwithstanding the foregoing, the processes and procedures for sharing Adverse Events and other safety information arising out of the Legend Phase 1 Clinical Trial shall be overseen by [***].
6.5Recalls. Subject to Section 4.4(b), Novartis shall [***] and have [***] responsibility for and control over any recall or market withdrawal of any Licensed Product or other corrective action in any country and the manner in which any such recall, market withdrawal or corrective action shall be conducted, at its sole cost and expense.
6.6Compliance. Each Party agrees that, in performing its obligations under this Agreement: (a) it shall comply with all applicable current international regulatory standards, including GMP, GLP, GCP, GVP and other rules, regulations and requirements; and (b) it will not employ or use any person that has been debarred under Section 306(a) or 306(b) of the US Federal Food, Drug and Cosmetic Act (21 U.S.C. 335a) (the “Act”).

6.7Personal Data. The Parties agree to be bound by the terms set forth in Exhibit K establishing the procedures to be used by the Parties to ensure compliance with all data security and data privacy laws in connection with the exchange of Personal Data between the Parties. The Parties’ compliance with such procedures shall be subject to any obligations of Legend under Applicable Laws, including the filing of any documents required for approvals from HGRAC in order to provide such Personal Data to Novartis.
Article 7
MANUFACTURE AND QUALITY MATTERS
7.1Allocation of Responsibility. As between the Parties, Legend shall be solely responsible for the Manufacture and supply of LB2102 and any components thereof for purposes of conducting the Legend Phase 1 Clinical Trial and any other Legend Phase 1 Clinical Trial Activities, [***], subject to Section 4.3. As between the Parties, Novartis shall be solely responsible, subject to Sections 2.5(a) and 2.5(b), for all other Manufacture and supply of Licensed Products and components thereof, at its expense, for purposes of Development and Commercialization in the Territory, such Manufacture and supply to be conducted by Novartis, its Affiliates, Sublicensees or subcontractors. Legend shall reasonably cooperate with Novartis, at Novartis’ reasonable request, in requesting waivers from complying with the Manufacturing requirements of the Bayh-Dole Act, to the extent such requirements are applicable.
7.2Quality.
(a)Quality Agreement. Within [***], the Parties will [***] (the “Quality Agreement”). In the event of a discrepancy between this Agreement and the Quality Agreement, the Quality Agreement shall govern with respect to [***] and this Agreement governs with respect to all other matters.
(b)Records Retention. Legend will, [***] ensure that its Affiliates, employees, directors, officers, [***] and agents will, keep and maintain in good scientific manner complete, appropriate and accurate Records in accordance with the Records Retention Period, in detail reasonably necessary to [***]. Without limiting Legend’s information security obligations under this Agreement, Legend will [***]. Following the Records Retention Period, Legend shall provide Novartis [***] advance notice of Legend’s proposed destruction of the Records required to be maintained pursuant to the applicable requirements of GxP, and transfer, to the extent not previously provided to Novartis, such Records to Novartis upon Novartis’ request to be provided [***].
(c)Regulatory Authority Inspections. If a Regulatory Authority desires to conduct an inspection or GxP Audit of Legend, its Affiliates, [***] relating to [***], Legend shall [***] notify Novartis upon Legend becoming aware thereof. Legend shall permit Regulatory Authorities to conduct inspections or audits of Legend, its Affiliates, or, to the extent Legend or its Affiliates has the right, its or their subcontractors (including CMOs), relating to [***], and shall ensure that such Affiliates and, to the extent Legend or its Affiliates has the right, [***] ensure such subcontractors (including CMOs), permit such inspections and audits. Unless prohibited by Applicable Law, (i) Legend shall permit Novartis to attend and observe the aforementioned inspections or audits (provided that [***]), (ii) Legend shall provide Novartis with a [***] of any findings of a Regulatory Authority following a regulatory audit or inspection that are communicated to Legend by such Regulatory Authority, as a result of the inspection or any submitted document(s) or in a correspondence with such Regulatory Authority (e.g., EIR, 483s, warning letters, EMA or European inspection reports, serious breaches, safety urgency measures, issued on PSURs, DSURs) and corresponding proposed responses, in each case related to [***], and (iii) in the event any such inspection could reasonably be expected to [***], Legend shall, no later than [***] the date of such inspection, provide to Novartis [***] of the relevant inspection report or correspondence provided to Legend by the applicable Regulatory Authority. Legend will [***] cooperate with Novartis in the preparation of any response thereto to Regulatory Authorities and any mutually agreed corrective action plans which could reasonably be expected to affect Legend’s Data Integrity or be considered critical findings regarding any IND, MAA or other Regulatory Materials relevant to [***]. In the event that any Regulatory Authority desires to conduct an inspection or audit of Novartis relating to the Licensed Products or Licensed Technology, such as any pre-approval inspection, Legend shall [***] cooperate with Novartis upon request in responding to such audit or inspection, including attending such audit or inspection if so requested by Novartis.
(d)Novartis Audits.
(i)For the purpose of ensuring Legend’s compliance with this Agreement, Legend agrees and will ensure that its employees, directors, officers, [***] (to the extent Legend or its Affiliates has the right) and agents agree (where necessary) that Novartis or one of its designated Affiliates or a Third Party auditor [***] shall have the right, [***] upon reasonable prior notice (of no less than [***]) from Novartis, [***], but no more than [***] (inclusive of any initial qualification audit conducted pursuant to Section 7.2(d)(vi)), for a period of up to [***], to audit and have access to: (A) [***]; (B) [***]; and (C) [***], in each case ((A)–(C)), to the extent necessary to confirm Legend’s compliance with Article 4 of this Agreement. The audit and access rights referenced under this Section 7.2(d), include without limitation the right to conduct face to face or on-line interviews with Legend’s employees, directors, officers, [***] and agents, the right to access and review (in both soft and hard copy) any and all internal policies, internal audit reports, standard operating procedures, procedures, guidelines, or other internal documentation of Legend (including non-confidential documentation with Third Parties relating to the audit scope and Legend’s corporate structure), respective evidence and proof and all written explanations provided by Legend reasonably necessary to [***]. Any audit (and related data collection activities) shall be carried out in compliance with Applicable Laws.
(ii)Each Party shall, subject to Section 4.3, [***] of any audit conducted pursuant to this Section 7.2(d).
(iii)Following any such audit, Novartis may provide Legend with an audit report, which shall enable Legend to, [***], prepare a corrective action plan (including a timetable to implement and complete the plan) to address any major or critical deviations or deficiencies identified in the audit for Novartis’ review. [***] shall review and approve ([***]) the corrective action plan, and Legend shall [***] implement any reasonable corrections in accordance with such mutually agreed corrective action plans. Notwithstanding any recommendations provided by Novartis to Legend, [***]. Legend will conduct its obligations with respect to a corrective action plan, subject to Section 4.3, [***].
(iv)Nothing in this Section 7.2(d) requires Legend to provide information on profits, margins, overheads or costs of capital [***] for the purposes of an audit, or to provide any confidential information of a Third Party. All information obtained through, and the results and findings of, any such audit shall be the Confidential Information solely of Legend. Any Third Party auditor acting on Novartis’ or its Affiliates’ behalf shall agree to be bound by written obligations and confidentiality and non-use at least as restrictive as the terms of this Agreement and for which Legend is a designated third party beneficiary.

(v)To the extent access to certain areas of its sites or facilities would constitute a breach of its confidentiality undertakings to Third Parties, [***]. In respect of Records, Legend shall have the right to [***].
(vi)Without limiting the foregoing, (A) [***] within [***] and (B) [***] during [***] (as defined in Exhibit G).
Article 8
COMMERCIALIZATION
8.1General. As between the Parties, Novartis shall be solely responsible, at its expense [***], for all aspects of Commercialization of Licensed Products in the Field in the Territory, [***].
8.2Commercial Diligence. Novartis shall (by itself or with or through its Affiliates, Sublicensees, or other Third Parties) [***] Commercialize in [***]. Except as expressly provided in this Section 8.2, Novartis shall have no obligation to Commercialize Licensed Products in any jurisdiction.
8.3Trademarks; INN/USAN. Novartis shall have the right to brand the Licensed Products using Trademarks and any other branding elements it determines appropriate, which may vary by country or within a country, but excluding any Trademarks owned or otherwise controlled by Legend or any of its Affiliates (the “Novartis Trademarks”); provided that: to the extent permitted by Applicable Law, at Legend’s election, [***] (the “Legend Mark”) to be placed in a size and location reasonably determined by [***] consistent with the practice in the biopharmaceutical industry; provided, further, that the Legend Mark, shall, (i) be used in a consistent and noticeable manner sufficient to constitute trademark usage under Applicable Law, (ii) be clearly identified as a trademark (i.e., through the use of a “®”, “™” or other appropriate identifier), and (iii) not be used as combination marks with other marks or trademarks. Novartis shall obtain Legend’s review and approval prior to the first use of the Legend Mark in such packaging and promotional materials, [***]. As between the Parties, Legend shall retain ownership of and goodwill associated with the Legend Mark. As between the Parties, Novartis shall exclusively own all rights in and goodwill associated with such Novartis Trademarks and shall select, file, register, maintain, enforce and defend such Novartis Trademarks in the countries and regions that it determines reasonably necessary, at Novartis’ expense. In the event that any Novartis Trademark used or intended for use for the Commercialization of the Licensed Products in the Territory is infringed by a Third Party, Novartis may request reasonable assistance from Legend to enforce its rights and defend against such infringement, and Novartis shall reimburse Legend’s costs and expenses for such assistance. Novartis shall be responsible for applying for an International Nonproprietary Name (“INN”) and United States Adopted Name (“USAN”) for the Licensed Products for Commercialization in the Territory, including by creating name candidates for the INN application and communicating such name candidates to Legend for information prior to filing the INN application. The costs for the INN and the USAN applications, including costs for external clearance searches, will be borne by Novartis. Novartis may request reasonable assistance from Legend to prepare the INN and USAN applications, and Legend agrees to provide such assistance at Novartis’ cost.

Article 9
FINANCIAL PROVISIONS
9.1Upfront Payment. In partial consideration of the licenses and rights granted to Novartis hereunder, Novartis shall pay to Legend a one-time, upfront payment of One Hundred Million Dollars ($100,000,000) [***].
9.2Milestone Payments.
(a)Development Milestone Events. In further consideration of the licenses and rights granted to Novartis hereunder, upon [***] achievement by Novartis, its Affiliates, or its or their Sublicensees of a Development Milestone Event set forth below [***], the corresponding [***] Development Milestone Payment shall become payable by Novartis to Legend:

Development Milestone Event	Development Milestone Payment
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
Total	[***]
(b)Sales Milestones. In further consideration of the licenses and rights granted to Novartis hereunder, [***], upon [***] achievement by Novartis, its Affiliates, or its or their Sublicensees of a Sales Milestone Event set forth below [***], the corresponding [***] Sales Milestone Payments shall become payable by Novartis to Legend:

Sales Milestone Event	Sales Milestone Payment
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
Total	[***]

(c)Limitations. Notwithstanding any other provision of this Agreement: (i) each Development Milestone Payment shall be payable [***]; (ii) the maximum aggregate Development Milestone Payments that may become payable shall not exceed [***]; (iii) the maximum aggregate Sales Milestone Payments that may become payable for each Licensed Product shall not exceed [***]; (iv) each Sales Milestone Payment shall be payable [***]t, provided that, for clarity, if more than one of the Sales Milestone Events is achieved in a given Calendar Year, all Sales Milestone Payments for such Sales Milestone Events shall become payable with respect to such Calendar Year; and (v) [***]. For the purposes of [***] Net Sales of a Licensed Product for purposes of the Sales Milestones in Section 9.2(b) and royalty rate tiers in Section 9.3(a), [***], provided that (x) [***], (y) [***], and (z) [***].
(d)Skipped Milestones. Further, effective as of the date that any Development Milestone Event is achieved, all Earlier Development Milestone Events that have not yet been achieved shall be deemed achieved and, accordingly, all Development Milestone Payments for all such Earlier Development Milestone Events shall be payable by Novartis to Legend. “Earlier Development Milestone Event” means, with respect to a given Development Milestone Event, all Development Milestone Events that [***], provided, however, that, [***]. For example, if [***] Further, for example, if [***].
9.3Royalty Payments.
(a)Royalty Rates. In further consideration of the licenses and rights granted to Novartis hereunder, on a Licensed Product-by-Licensed Product and country-by-country basis, during the applicable Royalty Term for such Licensed Product [***], Novartis will make royalty payments to Legend on the aggregate worldwide Net Sales of Licensed Products by Novartis, its Affiliates and its and their Sublicensees as calculated by multiplying the applicable royalty rate set forth in the table below by the corresponding [***] incremental annual [***]:

[***] aggregate annual worldwide Net Sales of a Licensed Product in a given Calendar Year:	Royalty Rate
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]
1)[***]	[***]

(b)Royalty Term. Novartis’ royalty payment obligations under Section 9.3(a) shall begin, on a Licensed Product-by-Licensed Product and country-by-country basis, upon the [***] and shall expire, [***], upon the later of: (i) [***] of the First Commercial Sale of such Licensed Product in such country; (ii) the expiration of the last-to-expire Valid Claim of Licensed Patents that Covers such Licensed Product [***] ([***]) (the “Valid Claim Prong”) and (iii) [***] (clauses (i), (ii) and (iii) collectively, the “Royalty Term”). Following the expiration of the Royalty Term [***], Novartis’ licenses under Section 2.1(a) with respect to [***] shall [***]. For purposes hereof, [***].
(c)Royalties Payable Once. For clarity, royalties shall be payable only once with respect to the same unit of Licensed Product.

(d)Royalty Reductions.
(i)Know-How Royalty. On a Licensed Product-by-Licensed Product and country-by-country basis, if a Licensed Product is sold in a country in the Territory during the applicable Royalty Term at a time when the Valid Claim Prong of the Royalty Term has expired with respect to such Licensed Product in such country, then, [***].
(ii)Loss of Market Exclusivity. On a Licensed Product-by-Licensed Product and country-by-country basis, if a Licensed Product is sold [***] in the Territory during the applicable Royalty Term at a time when a Loss of Market Exclusivity has occurred with respect to such Licensed Product [***], then, for the purposes of Section 9.3(a), the royalty rate applicable to the Net Sales of such Licensed Product in such country during the Calendar Quarter in which such Loss of Market Exclusivity occurred and each Calendar Quarter(s) thereafter during the remainder of the applicable Royalty Term, shall [***].

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(iii)[***]. [***].
(iv)Third Party Obligations. If [***] reasonably determines that rights to any [***] owned or otherwise Controlled by a Third Party Cover and are [***] in order to [***] (the “LB Third Party IP”) or to [***] ([***]) in [***] the Territory and [***] acquires such rights through a license or otherwise [***] ([***]), Novartis shall have the right to [***] hereunder for the applicable Licensed Product in such country (x) [***] and (y) [***], in each case ((x) and (y)), of [***]; provided that [***].
(v)Example Royalty Reduction Calculations. Exhibit L sets forth examples of the application of the royalty reductions set forth in this Section 9.3(d).
(e)Royalty Floor; Carry Forward. In no event will the royalty payment by Novartis to Legend hereunder, in respect of [***], (i) be reduced [***] nor (ii) be reduced [***]); provided, that [***].
(f)[***].
(g)[***].
9.4Reports and Payment Terms.
(a)Milestones. Novartis shall provide Legend with written notice of the achievement of (i) each Development Milestone Event [***] and (ii) each Sales Milestone Event [***] such Sales Milestone Event was achieved. After receipt of a notice of the achievement of a Milestone Event, [***]; provided [***].
(b)Royalties. Within [***], Novartis shall provide Legend with a Sales & Royalty Report. [***]. Novartis shall pay such royalty amount [***].

(c)Other Payments. For any payment not described in Sections 9.1 or 9.4(a)-(b) above or Section 4.3, [***].
(d)Effective Date. [***].
(e)Late Payment. If Novartis fails to make a payment by the date such payment is due under this Agreement, Novartis shall pay Legend interest on such overdue payments at a rate per [***] or the maximum rate allowable by Applicable Laws, whichever is lower, calculated on the number of days such payment is overdue. All such interest payments becoming payable under this Section 9.4 shall become payable to Legend [***].
(f)Non-Refundable. All payments under this Agreement shall be non-refundable and, except as expressly set forth herein, non-creditable, and except to the extent expressly set forth in this Agreement, not subject to any deduction, offset or any reduction or delay. Notwithstanding the non-refundable or non-creditable nature of any payments hereunder, nothing in this Agreement shall limit Novartis’ rights to assert or obtain Losses for breach of this Agreement, including Losses calculated based on the payments made under this Agreement.
9.5Upstream License Payments. Legend shall remain responsible for the payment of all applicable royalty, milestone and other payment obligations, if any, due to Third Parties under any Upstream Licenses, subject to reimbursement, if applicable, by Novartis pursuant to Section 2.3. All such payments owed by Legend or its applicable Affiliate to the applicable Upstream Licensor shall be [***] made by [***].
9.6Currency; Exchange Rate. All amounts payable and calculations under this Agreement shall be in Dollars. All payments to be made by Novartis to Legend under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account set forth in Exhibit M. Any payment which falls due on a date which is not a Business Day in the location from which the payment will be made may be made on the next succeeding Business Day in such location. The rate of exchange to be used in computing the amount of currency equivalent in Dollars for the payment due shall be made by using [***].
9.7Currency Restrictions. In the event that, by reason of Applicable Laws in any country, it becomes impossible or illegal under Applicable Laws for a Party to transfer, or have transferred on its behalf, payments owed the other Party under this Agreement, such transferring Party will [***] notify the other Party of such conditions preventing such transfer and such payments will [***]. The Parties shall cooperate in good faith to overcome [***] and [***], any such transfer prohibition.
9.8Tax.
(a)Income Taxes. Except as otherwise provided in this Section 9.8, each Party [***].
(b)Indirect Taxes. Except as otherwise provided in this Section 9.8, any payments made under this Agreement are exclusive of any transfer taxes such as sales, use, transfer, documentary, stamp, registration, VAT, goods or service (GST), or similar tax (each, an “Indirect Tax”), which shall be added thereon as applicable. If any Indirect Tax is required with respect to the transactions, payments or the related transfer of rights or other property pursuant to the terms of this Agreement pursuant to Applicable Laws, Novartis shall pay such Indirect Tax at the applicable rate with respect to any such payments following the receipt of an invoice issued in full compliance with Applicable Laws applicable to Indirect Taxes. The Parties will reasonably cooperate to issue valid tax invoices for all amounts due under this Agreement consistent with Applicable Laws irrespective of whether the sums may be netted for settlement purposes. The Parties shall reasonably cooperate to report, eliminate or minimize the amount of any Indirect Tax imposed on the transactions contemplated in this Agreement.
(c)Withholding Taxes.
(i)In the event any payments made by Novartis to Legend pursuant to this Agreement shall become subject to withholding taxes under the Applicable Laws of any jurisdiction, or if it is unclear whether Applicable Laws require such withholding, including extra-territorial taxation, Novartis shall [***]; provided, that, if Novartis becomes aware that any such withholding may be required, it shall: (A) [***] (B) [***] Law. Novartis shall deliver to Legend proof of the withholding tax payment. [***].
(ii)Novartis and Legend shall [***] obtain relief or reduction of withholding tax under the applicable tax treaties, including the submission or issuance of requisite forms and information. If a special procedure is required for treaty relief by law, a treaty relief based on a tax treaty will [***] be taken into account if Legend submits an exemption certificate to Novartis in accordance with legal requirements [***]. If no withholding tax deduction has been made but tax authorities subsequently take the position that a withholding tax deduction should have been made, Legend shall provide, [***], [***] support to Novartis to obtain relief or reduction of withholding under the Applicable Laws and tax treaties, including the submission or issuance of requisite forms and information.
(iii)If Novartis assigns its rights or obligations under this Agreement, including its obligation to make any payments under this Agreement, including pursuant to and without limiting Section 16.2, and such assignment increases the amounts required to be deducted or withheld with respect to a payment otherwise payable hereunder, such assignee shall [***].
9.9Records and Audit Rights.
(a)Each Party shall keep complete, true and accurate financial books and records in accordance with its Accounting Standards in relation to this Agreement, including, with respect to Novartis, in relation to Net Sales and royalties, and, with respect to Legend, in relation to the Development Costs. Each Party will keep such books and records for [***].
(b)A Party may, upon written request, cause an [***] accounting firm [***] (the “Auditor”) to inspect the relevant records of the audited Party and its Affiliates to verify such Development Costs, Net Sales or royalty payments and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor shall execute an agreement acceptable to the audited Party pursuant to which the Auditor agrees to keep confidential all information reviewed during the audit. The Auditor shall have the right to disclose to the auditing Party only [***] regarding any payments owed under this Agreement.
(c)The audited Party and its Affiliates shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the auditing Party. The records shall be reviewed [***] to verify the accuracy of payments made by the audited Party. Such inspection right shall not be exercised [***]. In addition, the auditing Party shall only be entitled to audit the books and records of the audited Party from the [***] in which the audit request is made. The auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, which information shall constitute the Confidential Information of the audited Party, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any Applicable Laws.
(d)The Auditor shall provide its audit report and basis for any determination to the audited Party at the time such report is provided to the auditing Party before it is considered final; provided that [***], the Auditor shall provide [***] to [***]. The audited Party shall have the right to request a further determination by such Auditor as to matters which the audited Party disputes within [***] receipt of such report. The audited Party will provide the auditing Party and the Auditor with [***] and the Auditor shall undertake to complete such further determination within [***] the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be resolved in accordance with the dispute resolution procedures contained in Section 16.5.
(e)In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the audited Party, the underpaid or overpaid amount shall be settled [***], including in the case of any overpayment, [***].
(f)The auditing Party shall [***]. In addition, if [***] is discovered, the fees and expenses charged by the Auditor shall be paid by [***].
9.10No Projections. Legend and Novartis acknowledge and agree that nothing in this Agreement shall be construed as representing an estimate or projection of whether any Milestone Event will be achieved or of anticipated sales of any Licensed Product, and that the Milestone Events and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments and royalty obligations to Legend in the event the corresponding Milestone Events or such Net Sales levels are achieved. [***].
Article 10
INTELLECTUAL PROPERTY RIGHTS
10.1Ownership of Inventions.
(a)By Inventorship. Except as set forth in this Section 10.1(a), ownership of all Inventions shall be based on inventorship, as determined in accordance with the rules of inventorship under United States patent laws. Each Party shall solely own any Inventions made solely by it and its Affiliates’, licensees’ and sublicensees’ employees, agents, or independent contractors (“Sole Inventions”). The Parties shall jointly own any Inventions that are made jointly by employees, agents, or independent contractors of one Party and its Affiliates, licensees or sublicensees together with employees, agents, or independent contractors of the other Party and its Affiliates, licensees or sublicensees (“Joint Inventions”). All Patent Rights filed on patentable Joint Inventions shall be referred to herein as “Joint Patents”. Legend’s interest in any Joint Inventions or Joint Patents shall [***]. Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement or Section 2.4(a), each Party shall be entitled to practice, license (through multiple tiers), assign and otherwise exploit the Joint Inventions and Joint Patents in all countries and jurisdictions without the duty of accounting or seeking consent from the other Party. However, neither Party shall [***]. Notwithstanding the provisions of this Section 10.1(a), [***]; provided, however, notwithstanding anything to the contrary in this Agreement, Legend shall have the right [***]: (i) [***], or (ii) [***].

(b)Disclosure. Each Party shall [***] disclose to the other Party all Inventions, including all invention disclosures or other similar documents submitted to such Party or its Affiliates’, licensees or sublicensees’, together with employees, agents or independent contractors of such Party or its Affiliates, licensees or sublicensees relating to such Inventions, and shall also respond [***] to reasonable requests from the other Party for additional information relating to such Inventions.
(c)Personnel Obligations. Each employee, agent or independent contractor of a Party or its respective Affiliates, licensees or sublicensees performing work under this Agreement shall, prior to commencing such work, be bound by invention assignment obligations, including: (i) [***]; (ii) presently assigning to the applicable Party, its Affiliate, licensee or sublicensee all of his or her right, title and interest in and to any such Invention; (iii) cooperating in the preparation, filing, prosecution, maintenance and enforcement of any patent and patent application with respect to any such Invention; and (iv) performing all acts and signing, executing, acknowledging and delivering any and all documents required for effecting the obligations and purposes of this Section 10.1(c). It is understood and agreed, however, that any such invention assignment agreement need not: (1) [***] or (2) [***].
10.2Patent Prosecution.
(a)Licensed Patents.
(i)As between the Parties, Legend shall have the first right, (but not, [***], the obligation), to file, prosecute and maintain all Licensed Patents ([***]) throughout the world, and Legend shall be solely responsible for [***] in connection with such filing, prosecution and maintenance. Legend shall keep Novartis (through the JPC) [***] informed of the status of such Licensed Patents and shall [***] provide Novartis (through the JPC) with material correspondence received from any patent authorities in connection therewith. In addition, [***] (through the JPC) [***] Legend [***]; provided, that, [***] (as applicable) for [***] at the next meeting of the JPC is reasonably likely to cause [***] within such period of time, then [***] shall be deemed to [***]). Subject to [***], in case of a disagreement between the Parties with respect to the filing, prosecution or maintenance of such Licensed Patents, the final decision shall be made by [***].
(ii)Legend shall notify Novartis of any decision to cease prosecution or maintenance of any Licensed Patent in any country. Legend shall provide such notice at least [***] prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Licensed Patent in such country. In such event, [***]; provided, however, that, [***].
(b)Product-Specific Patents. Legend, itself or through its Affiliate, shall [***] file [***] one or more Product-Specific Patents in a manner approved by the JPC [***] provided that: (i) Novartis shall have the right to [***] filings for such a Product-Specific Patent in accordance with the terms of Section 10.2(a)(i) applicable to the prosecution and maintenance of Licensed Patents and (ii) after the initial filing for a Product-Specific Patent, all further prosecution and maintenance of such Product-Specific Patent shall be governed by the terms of Section 10.2(a) applicable to Licensed Patents.
(c)Joint Patents. The Parties will, through the JPC, discuss and agree upon an allocation of responsibility between the Parties for the filing, prosecution and maintenance of Joint Patents, as set forth in Section 3.5(a). The Party selected by the JPC to control the filing, prosecution and maintenance of a given Joint Patent shall keep the other Party (through the JPC)

[***] informed of the status of such Joint Patent and shall [***] provide such other Party (through the JPC) with material correspondence received from any patent authorities in connection therewith. In addition, such controlling Party shall [***] provide such other Party (through the JPC) with drafts of all proposed material filings and correspondence to any patent authorities with respect to such Joint Patents to allow for such other Party’s [***] (through the JPC) prior to the submission of such proposed filings and correspondence; provided, that, in the event that delaying the making of any such proposed filing or correspondence (as applicable) for [***] at the next meeting of the JPC is reasonably likely to cause such controlling Party to not make such filing or correspondence by the due date that requires such action in order to avoid loss of rights with respect to the Joint Patents subject to such filing or correspondence, such controlling Party shall provide such proposed filings and correspondence directly to such reviewing Party and such reviewing Party shall [***] of receiving the draft filings and correspondence from such controlling Party, but in any event, prior to such due date (and if such reviewing Party does not provide such comments within such period of time, then such reviewing Party shall be deemed to have no comment to such proposed filings or correspondence).
(d)Other Legend Patents and Novartis Patents. As between the Parties, except as expressly set forth in this Agreement, a Party shall have the sole right, but not the obligation, to file, prosecute and maintain throughout the world all Patent Rights owned or otherwise controlled by such Party, and such Party shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution and maintenance.
(e)Cooperation. Each Party shall provide the other Party, at the other Party’s request [***], all reasonable assistance and cooperation in the patent prosecution efforts under this Section 10.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.
10.3Patent Enforcement.
(a)Notification. If either Party becomes aware (including through receipt of any indication or notice received in connection with an Abbreviated BLA or BLA filing (each, as defined in the Act, Biologics Price Competition and Innovation Act of 2009, or U.S. Patient Protection and Affordable Care Act), any regulatory filing based on Section 351(k) of the U.S. Public Health Service Act or Article 10(4) of the Directive 2001/83/EC, or any other similar regulation promulgated by the FDA, EMA, MHLW, or by any other applicable similar Governmental Authority) of any material infringement, misappropriation, or other violation anywhere in the world, of any of the Licensed Patents or Joint Patents by a product that falls within the scope of a Licensed Product (i.e., such product, if Exploited under this Agreement, would constitute a Licensed Product), or of any request for declaratory judgment, opposition, nullity action, interference, inter-partes reexamination, inter-partes review, post-grant review, derivation proceeding, or similar action or proceeding alleging the invalidity, unenforceability or non-infringement of any of such Licensed Patents or Joint Patents by a Third Party that [***] (collectively, a “Product Infringement”) in either case, which is a product that [***] (a “Competitive Product Infringement”), such Party shall [***] notify the other Party in writing to that effect.
(b)Enforcement Rights.
(i)Licensed Patents that are Product-Specific Patents. For any Competitive Product Infringement of a Licensed Patent that is a Product-Specific Patent ([***]), as between the Parties, [***] shall have the first right, but not the obligation, to bring an appropriate suit or take other appropriate action against any Third Party engaged in such Competitive Product Infringement to remedy or defend against (as applicable) such Competitive Product Infringement, [***]. In the event that [***] provides [***] with a written request that [***] exercise such right to remedy or defend against (as applicable) such Competitive Product Infringement and [***] does not exercise such right within [***] such written request from [***] or, if earlier, prior to [***] the time limit, if any, set forth under Applicable Laws for the initial filing or defense of such actions, whichever comes first, [***] shall have the right, but not the obligation, to bring, defend and control any such action [***] and by counsel of its choice; provided, that: (A) for any Competitive Product Infringement of a Licensed Patent that is a Product-Specific Patent, [***] shall not have the right to bring and control such an enforcement action with respect to such Competitive Product Infringement without the prior written consent of [***] ([***]); and (B) if [***] notifies [***] in writing, prior to [***] before such time limit for the initial filing or defense of any such action, that [***] intends to file or defend such action before the time limit, then [***] shall be obligated to file or defend such action before such time limit, and [***] will not have the right to bring, defend and control such action.
(ii)Licensed Patents that are not Product-Specific Patents. For any Competitive Product Infringement of a Licensed Patent that is not a Product-Specific Patent ([***]), as between the Parties, [***] shall have the first right, but not the obligation, to bring an appropriate suit or take other appropriate action against any Third Party engaged in such Competitive Product Infringement to remedy or defend against (as applicable) such Competitive Product Infringement, [***]. In the event that [***] provides [***] with a written request that [***] exercise such right to remedy or defend against (as applicable) such Competitive Product Infringement and [***] does not exercise such right within [***] such written request from [***] or, if earlier, prior to [***] the time limit, if any, set forth under Applicable Laws for the initial filing or defense of such actions, whichever comes first, [***] shall have the right, but not the obligation, to bring, defend and control any such action [***] and by counsel of its choice; provided, that: (A) for any Competitive Product Infringement of a Licensed Patent that is not a Product-Specific Patent, [***] shall not have the right to bring and control such an enforcement action with respect to such Competitive Product Infringement without the prior written consent of [***] ([***]) [***], (1) [***] and (2) [***]; and (B) if [***] notifies [***] in writing, prior to [***] such time limit for the initial filing or defense of such action, that [***] intends to file or defend such action before the time limit, then [***] shall be obligated to file or defend such action before such time limit, and [***] will not have the right to bring, defend and control such action.
(iii)Joint Patents. For any infringement of a Joint Patent, the JPC shall determine which Party shall control the response to such Product Infringement, as set forth in Section 3.5(a).
(iv)Other Legend Patents and Novartis Patents. For any Product Infringement or other infringement, misappropriation, or other violation, or any action or proceeding alleging invalidity, unenforceability or non-infringement, anywhere in the world, by a Third Party of the Patent Rights owned or controlled by a Party, except as expressly set forth in Section 10.3(b)(i), Section 10.3(b)(ii) or Section 10.3(b)(iii) above, as between the Parties, such Party will have the sole right, but not the obligation, to bring and control any legal action in connection with any such infringement, misappropriation or other violation, action or proceeding, at its expense, including settling such action, as it reasonably determines appropriate.
(c)Regulatory Exclusivity Rights. [***] shall, after consultation with the JPC, file any regulatory challenges or enforcement actions in relation to a Licensed Product including, without limitation, citizens petitions; white papers; comments on biosimilar equivalence, interchangeability guidance or third party citizen petitions; and actions associated with the enforcement of Regulatory Exclusivity rights, including regulatory data or market exclusivities (but excluding, for clarity, any Competitive Product Infringement or other infringement, misappropriation, or other violation, or any action or proceeding alleging invalidity, unenforceability or non-infringement, of any Patent Rights owned or controlled by a Party, all of which shall be governed the terms of Section 10.3 outside of this Section 10.3(c)). In the event of a disagreement between the Parties regarding any such activities, [***] shall have the final decision-making authority with respect to such activities.
(d)Cooperation. Each Party shall provide to the enforcing Party (i.e., the controlling Party) reasonable assistance in any enforcement claim, suit or other action brought or defended against under Section 10.3(b)(i), Section 10.3(b)(ii) or Section 10.3(b)(iii) above, [***], including to be named in such claim, suit or action if required by Applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement or defense efforts, shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of material papers to the competent court or tribunal. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice [***], but such Party shall at all times reasonably cooperate fully with the enforcing Party. The enforcing Party shall not settle any such claim, suit, action or proceeding that it brought or controlled under Section 10.3(b)(i), Section 10.3(b)(ii) or Section 10.3(b)(iii) above, or enter into any agreement in connection therewith, in any manner that would negatively affect the applicable Patent Rights or the other Party’s rights under this Agreement, without the prior written consent of the other Party.
(e)Expenses and Recoveries. The enforcing Party bringing or defending an action under Section 10.3(b)(i), Section 10.3(b)(ii) or Section 10.3(b)(iii) shall [***]. Any recovery of monetary damages in connection with such action shall be allocated first to the reimbursement of any out-of-pocket costs [***], second to the reimbursement of any out-of-pocket costs [***], and any remaining amounts shall be: (i) [***] and (ii) [***].
10.4Patent Term Extension and Supplementary Protection Certificate. [***] shall have the [***] right, but not the obligation, to seek, after consultation with the JPC, in [***] name, if so required, patent term extensions, patent term restorations and supplemental protection certificates or the like that are now or become available under Applicable Laws, including 35 U.S.C § 156 and applicable foreign counterparts, in any country in the Territory (collectively, “Patent Term Extensions”) for [***]. Legend and Novartis shall cooperate in connection with all such activities. [***], its agents and attorneys shall give due consideration to all suggestions and comments of [***] regarding any such activities, but in the event of a disagreement between the Parties, [***] shall have the final decision-making authority with respect to such activities. If [***] or its Affiliate seeks a Patent Term Extension for any [***] that Cover a Licensed Product without [***] agreement, then [***].
10.5Unitary Patent System. The Party controlling the filing, prosecution and maintenance of certain Licensed Patents or Joint Patents pursuant to Section 10.2 shall, subject to and in accordance with Section 10.2, be solely responsible for all strategies for such Licensed Patents or Joint Patents with respect to the EU Unitary Patent System, including the filing or withdrawal of any action to opt-in or opt-out from the EU Unitary Patent System for any such Licensed Patent or Joint Patent and the validation of any such Licensed Patent or Joint Patent as a unitary patent or a European patent, except [***]. [***], its agents and attorneys shall give due consideration to all suggestions and comments of [***] regarding any such decisions, but in the event of a disagreement between the Parties, [***] shall have the final decision-making authority with respect to such decision. Legend and Novartis shall cooperate in connection with all such activities.
10.6Patents Licensed From Third Parties. Each Party’s rights under Sections 10.2, 10.3 and 10.4 with respect to any Licensed Patent that is licensed by Legend from a Third Party shall be subject to the rights retained by such Third Party pursuant to, and the terms and conditions of, the applicable Upstream License.
Article 11
CONFIDENTIALITY; PUBLICATION
11.1Duty of Confidence. Subject to the other provisions of this Article 11:
(a)[***], all Confidential Information of a Party or any of its Affiliates (the “Disclosing Party”) shall be maintained in confidence and otherwise safeguarded by the other Party and its Affiliates (the “Receiving Party”), in the same manner and with the same protections as the Receiving Party maintains its own confidential information, but in no event with less than a reasonable standard of care;
(b)the Receiving Party may only use any such Confidential Information for the purposes of performing its obligations or exercising its rights under this Agreement; and
(c)the Receiving Party may only disclose Confidential Information of the other Party to: (i) its Affiliates, licensees and sublicensees; and (ii) employees and agents, and actual and prospective contractors, consultants and advisers, of the Receiving Party and its Affiliates and sublicensees, in each case ((i) and (ii)), to the extent reasonably necessary for the purposes of performing its obligations or exercising its rights under this Agreement; provided, that such Persons are bound by legally enforceable obligations to maintain the confidentiality and limit the use of the Confidential Information [***] with the confidentiality and non-use provisions of this Agreement; provided, further that, other than with respect to such Persons that are Affiliates of the Receiving Party or employees or agents of such Affiliates, [***]. The actions and inactions of any Person to whom the Receiving Party discloses the Disclosing Party’s Confidential Information, shall, with respect to such Confidential Information, be deemed to be the actions and inactions of such Receiving Party for all purposes of this Agreement.
11.2Exceptions. The foregoing obligations as to particular Confidential Information of a Disclosing Party shall not apply to the extent that the Receiving Party can demonstrate that such Confidential Information:
(a)is known by the Receiving Party at the time of its receipt without an obligation of confidentiality or non-use, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;
(b)is in the public domain before its receipt from the Disclosing Party, or thereafter enters the public domain through no fault of the Receiving Party;
(c)is subsequently disclosed to the Receiving Party without confidentiality or non-use obligations by a Third Party who may lawfully do so and is not under an indirect or direct obligation of confidentiality to the Disclosing Party; or
(d)is discovered or developed by the Receiving Party independently and without use of or reference to any Confidential Information received from the Disclosing Party,

as documented by the Receiving Party’s business records generated contemporaneously with such independent discovery or development.
Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Receiving Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles as a whole are in the public domain or in the possession of the Receiving Party.
11.3Authorized Disclosures. Notwithstanding the obligations set forth in Sections 11.1 and 11.7, a Party and its Affiliates may disclose the other Party’s Confidential Information (including this Agreement and the terms herein) to the extent:
(a)such disclosure is reasonably necessary: (i) to such Party’s or its Affiliates’ respective directors, attorneys, independent accountants or financial advisors for the [***]; provided, that in each such case such recipients, (A) are bound by confidentiality and non-use obligations [***] as those contained in this Agreement ([***]), or (B) are bound by professional fiduciary obligations to maintain in confidence and not use such Confidential Information; or (ii) to actual or potential (in each case) (A) investors, acquirors, underwriters, lenders, or, [***], [***], or (B) in the case of Legend with respect to the terms of this Agreement, to its actual or potential [***], provided [***]; provided, that in each such case ((A) and (B)), (y) such recipients are bound by confidentiality and non-use obligations [***] as those contained in the Agreement, and (z) [***].
(b)such disclosure is to a Governmental Authority and necessary or desirable (i) to obtain or maintain INDs or Regulatory Approvals for any Licensed Product within the Territory, (ii) in order to respond to inquiries, requests or investigations by such Governmental Authority relating to Licensed Products or this Agreement, or (iii) in connection with the filing, prosecution and maintenance of Patent Rights as permitted by and in accordance with this Agreement;
(c)such disclosure is required by Applicable Laws, or judicial or administrative process; provided, that (i) except for disclosures governed by Section 11.3(b) or Section 11.4 (which, for clarity, shall be governed by Section 11.3(b) and Section 11.4, respectively, and not this Section 11.3(c)), in such event such Party shall [***] inform the other Party of such required disclosure and provide the other Party [***], (ii) Confidential Information that is disclosed pursuant to Section 11.3(b) or this Section 11.3(c) shall remain otherwise subject to the confidentiality and non-use provisions of this Article 11 (provided, that such disclosure is [***]), and (iii) the Party disclosing Confidential Information pursuant to Applicable Laws or judicial or administrative process shall cooperate with and reasonably assist the other Party ([***]) if the other Party seeks a protective order or other remedy in respect of any such disclosure and furnish only that portion of the Confidential Information which, [***], is responsive to such requirement or request;
(d)such disclosure is necessary in order to enforce its rights under the Agreement; or
(e)such disclosure is reasonably necessary for Legend or its Affiliate to comply with its obligations under any Upstream Licenses.

11.4SEC Filings and Other Disclosures. Either Party and its Affiliates, may disclose the terms of this Agreement and make any other public written disclosure regarding the existence of, or a Party’s rights, obligations, disputes or performance under, this Agreement, to the extent required, in the reasonable opinion of such Party’s or such Affiliate’s legal counsel, to comply with Applicable Laws, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent Governmental Authority, securities exchange or securities regulator in any country in the Territory. Before disclosing this Agreement or any of the then non-public terms hereof pursuant to this Section 11.4, [***]. The Party subject to such disclosure obligation shall [***].
11.5Return of Confidential Information. Upon early termination of this Agreement for any reason, each Party and its Affiliates shall immediately return to the other Party or destroy (at the Receiving Party’s discretion) all tangible items to the extent bearing or containing any of Disclosing Party’s Confidential Information (e.g., Confidential Information disclosed by the other Party or any of its Affiliates), except: (a) for one (1) copy which may be retained in its confidential files for archive or compliance purposes or (b) to the extent such Confidential Information is reasonably necessary for performance of such Party’s obligations, or exercise of such Party’s rights, under this Agreement that survive such termination. Each Party and its Affiliates will also be permitted to retain such additional copies of or any computer records or files containing the other Party’s or any of its Affiliates’ Confidential Information that have been created solely by automatic archiving and back-up procedures, to the extent [***]. All retained Confidential Information shall continue to be subject to the terms of this Agreement.
11.6Publications.
(a)Subject to Section 11.3 and Section 11.4, Legend (i) may publish manuscripts, or give other forms of public disclosure of such as abstracts and presentations (collectively, “Publications”) of [***]; and (ii) [***]; provided, that (A) in each case, ((i) and (ii)), such publication or disclosure [***] and (B) [***]. Notwithstanding the foregoing, Legend shall have the right to publish and disclose, [***].
(b)Subject to Section 11.3 and Section 11.4, Novartis or any of its Affiliates shall have the right to (i) [***] and (ii) [***]; provided, that (y) [***] and (z) [***].
(c)(i) The requirements and restrictions of this Section 11.6 are subject to and limited by the provisions of the publication rights of Third Party investigators and collaborators under the subcontractor agreements pursuant to which the applicable Data were generated, provided [***] and (ii) notwithstanding anything to the contrary in this Agreement, after a Publication by a Party in accordance with this Section 11.6, such Party may further publish or publicly disclose the information contained in such Publication without the need for further notice to, or review by, the other Party under this Section 11.6.
11.7Publicity.
(a)Press Releases or Other Public Statements. Except as permitted by and subject to Section 11.3, Section 11.4 or Section 11.6 above, each Party agrees not to issue any press release or other public statement, whether oral or written, disclosing the [***] without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed); provided that in connection with soliciting such consent, such Party [***] ([***]). Notwithstanding the previous sentence: (i) Legend may, following the Execution Date, issue a press release in the form set forth in Exhibit N, and (ii) Novartis [***] may [***]. Either Party may issue additional press releases or public statements without the consent or review of the other Party where such press release or public statement only discloses the same information that has previously been the subject of a press release or public statement that has been consented to by the other Party.
(b)Use of Names and Trademarks. Subject to Section 11.4, neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or any of its Affiliates in any press release, publication or other form of public disclosure concerning this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), except for those disclosures for which consent has already been obtained. Notwithstanding the foregoing, [***].
11.8[***]; provided, that in each such case, such recipients are bound by confidentiality and non-use obligations [***] those contained in this Agreement. Following the Proposed Disclosure [***], [***]. [***].
Article 12
TERM AND TERMINATION
12.1Term. Subject to Article 15, the term of this Agreement shall commence upon the Effective Date and continue in full force and effect until the expiration of the last-to-expire Royalty Term for any Licensed Product, unless earlier terminated as permitted by this Agreement (the “Term”).
12.2Termination.
(a)Termination by Novartis for Convenience. Novartis may terminate this Agreement for any reason or no reason at any time in its entirety or, to the extent then-within the Territory, country-by-country basis, (i) at any time prior to [***], on [***] prior written notice to Legend and (ii) at any time on and after [***], on [***] prior written notice to Legend.
(b)Termination by Novartis for Safety Issue. Novartis may terminate this Agreement upon [***] prior written notice to Legend if a material safety event ([***]) occurs that [***], which notice expressly references this Section 12.2(b) and [***].
(c)Termination for Material Breach. If either Novartis or Legend is in material breach of this Agreement, the non-breaching Party may give written notice to the breaching Party specifying the claimed particulars of such breach, and in the event such material breach is not cured within [***] after the breaching Party’s receipt of such notice, the non-breaching Party shall have the right thereafter to terminate this Agreement immediately by giving written notice to the breaching Party to such effect; provided, however, [***]. If the breaching Party [***], then [***]. Any termination by any Party under this Section 12.2(c) and the effects of termination provided herein shall be without prejudice to any other rights or remedies of such Party, including the right to recover Losses or other legal or equitable remedies to which it may be entitled.
(d)Termination for Insolvency. To the extent permitted by Applicable Laws, either Party may terminate this Agreement following the Effective Date [***] (i) the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, including such proceedings commenced by the other Party seeking to have an order for relief entered with respect to such Party, seeking to adjudicate such Party as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to such Party or its debts, (ii) the appointment of a receiver, trustee, custodian, conservator or other similar official over all or substantially all property of the other Party, (iii) an assignment of a substantial portion of the assets for the benefit of creditors by the other Party, or (iv) the other Party taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the matters set forth in clauses (i), (ii), or (iii) (each of the events or occurrences described in clauses (i) through (iv), an “Insolvency Event”); provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate will only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.
(e)Termination for Patent Challenge. If [***] (each, a “Patent Challenge”), [***]. Notwithstanding the foregoing, [***] pursuant to this Section 12.2 with respect to a Patent Challenge: (i) [***], or (ii) in the case of any Patent Challenge that is: (A) [***] or (B) [***].
12.3Effects of Termination. Upon termination of this Agreement:
(a)All licenses and other rights granted by Legend to Novartis under this Agreement shall terminate, including all sublicenses granted by Novartis or its Affiliates to a Sublicensee; provided that any termination of this Agreement with respect to a given country, except as expressly set forth herein, will not terminate the licenses and other rights granted by Legend to Novartis with respect to countries for which this Agreement has not yet been terminated. All countries with respect to which this Agreement is terminated shall become “Terminated Countries” and all Licensed Products will be “Terminated Products” [***] with respect to the Exploitation thereof for such Terminated Country; provided that, in case of any termination of this Agreement: (i) in its entirety, all countries and Licensed Products will be deemed Terminated Countries and Terminated Products, respectively; and (ii) with respect to a given country, and as a result of such termination, there are no countries that are not Terminated Countries, in either case ((i) or (ii)), this Agreement will be deemed terminated in its entirety as of the effective date of such termination;
(b)Legend shall have the right to assume all prosecution, maintenance, enforcement and defense activities with respect to the Licensed Patents and Joint Patents for which [***] pursuant to Article 10 in any Terminated Country. Novartis shall cooperate and provide reasonable assistance to Legend in connection with [***] such prosecution, maintenance and enforcement activities to Legend;
(c)Novartis will have the right to sell or otherwise dispose of any inventory of any Terminated Product [***] for a period of [***] following the effective date of termination subject to the payments applicable to such Terminated Product (as if such Terminated Product remained a Licensed Product) under Article 9; provided that, on and after the expiration of such [***] period, Novartis shall (and shall cause its Affiliates and Sublicensees) to cease all Exploitation of Terminated Products.
(d)In the case of termination of this Agreement (i) [***] with respect to one or more Terminated Country(ies) ([***]), Legend shall have the right to use and disclose, and authorize the use and disclosure of, [***], or (ii) in its entirety, Novartis shall [***] assign and transfer, and upon any such termination, Novartis hereby does assign and transfer, to Legend [***], and shall take such actions and execute such other instruments, assignments and documents as may be necessary to effect the [***] to Legend; provided further, that [***];
(e)Novartis hereby grants, and shall cause its Affiliates to hereby grant, to Legend [***] ([***]) to [***], which license shall, in the case of termination of this Agreement

(i) in its entirety, be worldwide, and (ii) with respect to any given Terminated Country(ies), be for such Terminated Country(ies), and in either case ((i) and (ii)) shall be effective on the effective date of such termination;
(f)without limiting or expanding the other provisions of this Section 12.3, subject to Section 2.2(b), in the case of any termination of this Agreement with respect to a given Licensed Product or country ([***]), at either Party’s request, the Parties shall use good faith efforts to [***]; and
(g)Except as set forth in this Section 12.3 and Sections 12.4-12.8, the rights and obligations of the Parties hereunder shall terminate as of the effective date of such termination with respect to the Terminated Product. For clarity, the provisions of Section 2.4 shall [***].
12.4Rights in Insolvency. The Parties agree that this Agreement constitutes an executory contract under Section 365 of the Code for the license of “intellectual property” as defined under Section 101 of the Code and constitutes a license of “intellectual property” for purposes of any similar laws in any other country in the Territory. The Parties further agree that [***], as licensee of such rights under this Agreement, will retain and may fully exercise all of its protections, rights and elections under the Code, including under Section 365(n) of the Code, and any similar laws in any other country in the Territory. The Parties further agree that, in the event of an Insolvency Event by or against [***] under the Code and any similar laws in any other country in the Territory, [***] will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and the same, if not already in its possession, will be [***] delivered to it: (a) upon any such commencement of an Insolvency Event upon its written request therefor, unless [***] elects to continue to perform all of its obligations under this Agreement; or (b) if not delivered under sub-clause (a), following the rejection of this Agreement by or on behalf of [***] upon written request therefor by [***]. All rights, powers and remedies of [***] provided for in this Section 12.4 are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including under the Code and any similar laws in any other country in the Territory). In the event of an Insolvency Event in relation to [***], [***], in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including under the Code).
12.5[***]:
(a)[***];
(b)[***]; and
(c)[***].
[***].

12.6Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination (including, for clarity, any financial obligation that became payable prior to such expiration or termination (which shall be paid by the applicable Party in accordance with the applicable payment terms of this Agreement)). Without limiting the foregoing of this Article 12, the following provisions shall survive the expiration or termination of this Agreement: Article 1, Sections 2.1(a) and 2.1(b) (solely in the event of expiration, not termination, of this Agreement), Section 2.1(b) (solely clause (iii)), Section 2.1(c) (solely clause (ii)), Section 2.1(d), Section 2.1(e), Section 2.2, Sections 2.3(b) and 2.3(c) (each solely to the extent pertaining to Novartis’ obligations and Legend’s rights with respect to Upstream Licenses for which Novartis consented to include the applicable Know-How or Patent Rights in the Licensed Technology in accordance with Section 2.3(b) prior to the effective date of such expiration or termination, to the extent such obligations and rights continue to apply), Section 2.3(d), Section 3.6(c) (solely the final sentence), Section 4.1(a) (solely the final sentence), Section 4.1(b) (solely the penultimate and final sentences), Section 4.3 ([***]), Section 4.4(a) (solely the proviso of the penultimate sentence), Section 4.4(b)(v), Section 4.5 (solely in the event of expiration, not termination, of this Agreement), Section 5.3 (solely the final sentence), Section 6.4(a) (solely the first sentence), Section 6.5 (solely in the event of expiration, not termination, of this Agreement), Section 6.6 (solely with respect to a Party’s rights or obligations surviving such expiration or termination), Section 6.7, Section 7.2(b), Section 7.2(d)(ii) ([***]), Section 7.2(d)(iv), Section 8.3 (solely the second and third sentences, provided, that all of Section 8.3 will survive expiration, not termination, of this Agreement), Article 9 (to the extent pertaining to any payment accruing on or after the effective date of such termination in relation to amounts payable, (i) by a Party pursuant to its surviving rights or obligations or (ii) by Novartis to Legend with respect to Novartis’ exercise of its sell-off rights under Section 12.3(c); provided that, without limiting the foregoing, Section 9.9 shall survive solely for the period(s) set forth therein with respect to such payments), Section 9.3(b) (solely the second sentence in the event of expiration, not termination, of this Agreement), Section 10.1 (provided, that the final sentence of Section 10.1(a) will survive expiration, not termination, of this Agreement), Section 10.2(c) (subject to Section 12.3(b) and provided that, as of and following the effective date of such expiration or termination: (a) all matters to be agreed upon or determined by the JPC will be agreed upon or determined by [***], and (b) any requirement of either Party to provide information or documents to or consult with the JPC will be a requirement to provide such information or document to or consult with the other Party), Section 10.2(d), Section 10.2(e) (subject to Section 12.3(b) and solely with respect a Party’s surviving rights or obligations to the extent pertaining to Joint Patents), Section 10.3(b)(iii) (subject to Section 12.3(b) and provided that, as of and following the effective date of such expiration or termination, all determinations to be made by the JPC will be determined by [***]), Section 10.3(b)(iv), Section 10.3(d) (subject to Section 12.3(b) and solely with respect a Party’s surviving rights or obligations to the extent pertaining to Joint Patents), Section 10.3(e) (subject to Section 12.3(b) and solely to the extent pertaining to: (a) an action maintained with respect to one or more Joint Patents in accordance with [***] surviving rights or obligations, and (b) an action initiated with respect to one or more Licensed Patents that are not Joint Patents prior to the effective date of such expiration or termination), Section 10.5 (solely with respect [***] surviving rights or obligations to the extent pertaining to Joint Patents), Section 10.6, Sections 11.1 through 11.5 (provided that Sections 11.3(b), 11.3(d) and 11.3(e) will survive solely to the extent applicable to any surviving rights or obligations of [***] under this Agreement), Section 11.6 (solely in the event of expiration, not termination, of this Agreement; provided that, in the event of termination of this Agreement: (a) Legend shall have the right, without notice to or consent of Novartis, to [***], and (b) neither Novartis nor its Affiliates shall make a Publication pertaining to a Terminated Product without Legend’s prior written consent), Section 11.7 (in its entirety in the event of expiration of this Agreement and solely the first and final sentences of 11.7(a) and the first sentence of 11.7(b) in the event of termination of this Agreement), Section 11.8, Section 12.3, Section 12.4, this Section 12.6, Section 12.7, Section 12.8, Section 13.6, Article 14, Article 16, Exhibit G (solely: (a) [***] (b) [***] (c) [***] and (d) [***]), Exhibit K, and Exhibit M (solely to the extent pertaining to a Party’s surviving rights or obligations under Article 9).

Following any termination of this Agreement with respect to a given country (but not this Agreement in its entirety), the foregoing provisions of this Agreement, in addition to those other terms of this Agreement that are expressly stated to survive termination or expiration of this Agreement pursuant to this Article 12, shall remain in effect with respect to the Terminated Product(s) or Terminated Country(ies) subject to such termination (to the extent such provisions and terms would survive and apply in the event this Agreement expires or is terminated in its entirety or as otherwise necessary for the Parties to exercise their rights or perform their obligations with respect to such Terminated Product(s) or Terminated Country(ies)) and all provisions and terms not expressly surviving in accordance with this Article 12 shall terminate with respect to such Terminated Product(s) or Terminated Country(ies), as applicable, upon the effective date of such termination (and, for purposes of clarity, all provisions of this Agreement shall remain in effect with respect to any Licensed Product or country that is not a Terminated Product or a Terminated Country, respectively). Except as expressly provided in this Article 12, all rights and obligations of the Parties under this Agreement shall terminate upon expiration or any termination of this Agreement.
12.7Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein.
12.8Legend Phase 1 Clinical Trial Following Select Novartis Termination Notice. Notwithstanding anything to the contrary in this Agreement, in the event that Novartis provides notice of termination of this Agreement pursuant to either Sections 12.2(a) (solely in the case of termination of this Agreement in its entirety) or 12.2(b) (each, a “Select Novartis Termination Notice”), Legend shall have the right (but not the obligation) at any time on or following its receipt of such notice to [***].
Article 13
REPRESENTATIONS AND WARRANTIES; COVENANTS
13.1Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of [***] that:
(a)such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;
(b)such Party: (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;
(c)this Agreement has been duly executed on behalf of such Party and is a legal, valid and binding obligation on such Party, enforceable against such Party in accordance with its terms;
(d)all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons required to be obtained by such Party in connection with the execution and delivery of this Agreement, the transactions contemplated by this Agreement, or the performance by such Party of its obligations under this Agreement have been obtained, except (i) in each case, to the extent required to conduct Clinical Trials or to seek or obtain Regulatory Approvals or other applicable Regulatory Materials and (ii) as set forth in Article 15;

(e)the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder: (i) do not conflict with or violate any requirement of Applicable Laws, regulations or orders of Governmental Authorities, (ii) do not conflict with, or constitute a breach or default under, any contractual obligation of such Party, and (iii) do not conflict with or result in a breach of any provision of the organizational documents of such Party; and
(f)(i) [***], any employee, agent or subcontractor of such Party involved or to be involved in the Development of the Licensed Products has been debarred under Subsection (a) or (b) of Section 306 of the Act (each, a “Debarred Person”); (ii) no Debarred Person [***] to have been debarred under Subsection (a) or (b) of Section 306 of the Act will be employed by such Party in the performance of any activities hereunder; and (iii) [***], no Debarred Person on any of the FDA clinical investigator enforcement lists (including the (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the performance of any activities hereunder.
13.2Additional Representations and Warranties by Novartis. Novartis represents and warrants to Legend as of [***].
13.3Additional Representations and Warranties by Legend. Legend represents and warrants to Novartis as of [***] that:
(a)Legend has the full right, power and authority (i) to grant the licenses to Novartis under the Licensed Technology as purported to be granted pursuant to this Agreement and (ii) to perform its obligations under this Agreement;
(b)Legend has not granted any license or other interest to any Third Party under the Licensed Technology that [***];
(c)there are no agreements between Legend or any of its Affiliates and a Third Party entered into [***] under which Legend or any of its Affiliates obtained rights to Patent Rights and Know-How owned by a Third Party from such Third Party that are included in the Licensed Technology and licensed to Novartis pursuant to Section 2.1(a) ([***]);
(d)neither Legend nor any of its Affiliates is party to any license agreement with a Third Party in effect on [***] pursuant to which Legend or its Affiliates is [***];
(e)(i) [***] is the sole and exclusive owner of the Licensed Patents [***]; (ii) [***] is the sole and exclusive owner of the [***]; and (iii) [***];
(f)(i) Exhibit A sets forth a true and complete list of all Licensed Patents Controlled by Legend or any of its Affiliates that constitute Licensed Technology as of [***]; (ii) except for expired provisional patent applications and PCT patent applications that have entered the national phase, [***]; (iii) Legend or its Affiliate, as applicable, has [***] and (iv) to [***];
(g)there are no judgments, orders, decrees, or settlements against or owed by Legend or any of its Affiliates, and there are no actual, pending, or, to Legend’s knowledge, alleged or threatened in writing, adverse actions, demands, arbitrations, suits, proceedings, or other claims against Legend or any of its Affiliates [***];
(h)there is no pending, nor to Legend’s knowledge, threatened, action by a Third Party against Legend or any of its Affiliates that challenges [***];

(i)Legend’s right, title and interest to the Licensed Technology is free of any lien, security interest or other encumbrance which [***];
(j)the inventorship of the Licensed Patents is [***];
(k)Legend has obtained, or caused its Affiliates, as applicable, to obtain, [***] from the inventors (or their employers) of any Licensed Technology at the time of invention of all inventorship rights to such Licensed Technology, and all such [***];
(l)Legend has [***] agreements with all persons employed by Legend or any of its Affiliates who will conduct activities under this Agreement which are sufficient to enable Legend to [***];
(m)Legend has made any and all payments owing by Legend or any of its Affiliates to any inventor of any Licensed Technology owned by Legend or such Affiliate that is required in connection with the creation or exploitation of or transfer of rights to such Licensed Technology;
(n)(i) [***] and (ii) [***];
(o)[***];
(p)no Licensed Technology is subject to any obligation of Legend or its Affiliate under any funding agreement with any Governmental Authority;
(q)(i) Legend has prepared, maintained and retained all Regulatory Materials for [***]; (ii) Legend has conducted, and [***] cause its consultants and subcontractors to conduct, all studies, tests and pre-clinical trials of the [***]; (iii) no Adverse Event involving human subjects reported to Legend has occurred in connection with any study, test or pre-clinical trial of [***]; and (iv) Legend has made available to Novartis [***];
(r)(i) Legend has been and all activities conducted by Legend or its Affiliates related to [***] have been conducted in compliance with all Applicable Laws and (ii) Legend (itself or through its Affiliates, or its or their contractors) has all approvals from Governmental Authorities necessary for its activities related to [***];
(s)(i) all interactions pertaining to [***] with hospitals, doctors, health care providers and key opinion leaders have been conducted in compliance with Applicable Laws, and (ii) the terms and conditions of any contractual or other business relationships for [***], including the provision of compensation or other consideration, between Legend or its Affiliates and such entities, groups and individuals are in compliance with Applicable Laws; and
(t)(i) all [***] collected, processed or disclosed by [***] from clinical trial subjects for [***] have been and are being collected, processed or disclosed in compliance with Applicable Laws, and (ii) Legend or its Affiliates has secured all required patient consents for the collection, processing and disclosure of such [***].
13.4Additional Covenants of Legend.
(a)Legend shall not, and shall cause its Affiliates not to: (i) grant any license or other interest to any Third Party under the Licensed Technology; (ii) sell, assign, convey, or otherwise transfer any of its right, title or interest in or to any Licensed Technology to any Third

Party; or (iii) incur or permit to incur any lien, security interest or other encumbrance, other than licenses entered into in the ordinary course of business, on the Licensed Technology; in each case ((i), (ii) and (iii)), [***];
(b)[***];
(c)Legend shall, and shall cause its Affiliates to: (i) [***]; (ii) [***]); and (iii) [***]. In the event that Legend or any of its Affiliates receives notice of an alleged breach by Legend or any of its Affiliates (excluding any such breach caused by the actions or inactions attributable to Novartis, its Affiliates or Sublicensees) under any [***] Upstream License, where termination of such Upstream License or any diminishment of the scope or exclusivity of the sublicenses granted to Novartis under the applicable Licensed Technology is being sought by the counterparty, then Legend shall [***]. Legend shall not, and shall cause its Affiliates not to, [***];
(d)Legend shall [***] ([***]) notify Novartis of any Claim brought against any of the Legend Parties to the extent pertaining to [***]; and
(e)Legend shall, and shall cause its Affiliates to: (i) train its employees with respect to compliance with the [***] Code; and (ii) set performance objectives, execute implementation plans and take necessary corrective actions for deficiencies [***].
13.5Standards and Policies
(a)Legend acknowledges and agrees that Legend and its Affiliates performing Legend’s obligations under this Agreement (the “Legend Parties”) shall perform Legend’s obligations under this Agreement in compliance [***] Code of Conduct (including, for clarity, any published updates thereto) that can be viewed at [***] and in Exhibit O (“[***] Code”). [***].
(b)In exercising its rights and performing its obligations under this Agreement, the Legend Parties will (and will ensure that its employees, directors, officers, and agents will) (i) [***]; (ii) [***]; (iii) [***]; (iv) [***]; and (v) [***].
(c)Subject to Novartis requesting to perform an AB Training as described below, the Legend Parties will be responsible for training all of its employees, directors, officers and agents engaged in performing the activities set forth in this Agreement on anti-bribery (“AB Training”) [***] in a manner substantially similar to [***] anti-bribery training [***]. Such training shall include [***]. The Legend Parties will ensure that, in accordance with their respective generally applicable policies (including as to timing), the AB Training is [***]. [***].
(d)In exercising its rights and performing its obligations under this Agreement, the Legend Parties will (and will ensure that its employees, directors, officers, and agents will) conduct their business [***].
(e)In exercising its rights and performing its obligations under this Agreement, the Legend Parties will (and will ensure that its employees, directors, officers, and agents will) have process and systems designed to (i) [***]; (ii) [***]; (iii) [***]; and (iv) [***].
(f)Any employee, director, officer, or agent of the Legend Parties may report actual or potential violations of this Section 13.5 and other applicable human rights and environmental laws and regulations in their country or Novartis’ countries of operation through

Novartis’ Speak Up Office available at https://www.novartis.com/esg/ethics-risk-and-compliance/ethical-behavior/speakup.
(g)The Legend Parties will, [***], for each [***], deliver (or have an authorized Affiliate acting for and on its behalf deliver) to Novartis a duly completed annual compliance confirmation in the form attached as Exhibit P or any materially equivalent updated form notified to Legend Parties from time to time by Novartis (each a “Annual Compliance Confirmation”). Novartis may, at its option, instruct its personnel to collect each Annual Compliance Confirmation on its behalf, and the Legend Parties will cooperate (and procure that any authorized Affiliate acting on its behalf in respect of the Annual Compliance Confirmation cooperates) with any such personnel for such purpose. Where the Legend Parties have multiple non-expired contractual agreements with Novartis or its Affiliates which include the requirement to provide an Annual Compliance Confirmation, the Legend Parties may provide an Annual Compliance Confirmation covering more than one existing agreement. Unless otherwise directed by Novartis, the Annual Compliance Confirmation shall be delivered within [***] of the relevant Reporting Period. For the purposes of this Section 13.5 only, reference to “Reporting Period” is a reference in each case to [***]. For the purposes of Section 12.2(c), Legend will only be considered to be in material breach of its obligations with respect to the submission of the Annual Compliance Confirmation if [***]. For clarity, this Section 13.5 applies to the Legend Parties only, [***]; provided that the Annual Compliance Confirmation of the Legend Parties [***].
(h)Each Party, in the course of performing under this Agreement, (i) [***], and (ii) [***]. Further, upon a Party becoming aware of an unauthorized access, destruction, use, modification or disclosure of Patient Data generated in a Clinical Trial for a Licensed Product and within the other Party’s Confidential Information, that in such first Party’s reasonable discretion would have a materially adverse impact on [***] (“Security Incident”), such Party shall notify the other Party thereof [***] and shall provide [***] on such Security Incident [***] by such Party.
13.6No Other Warranties. EXCEPT AS EXPRESSLY STATED IN THIS ARTICLE 13, (A) NO REPRESENTATION, CONDITION OR WARRANTY WHATSOEVER IS MADE OR GIVEN BY OR ON BEHALF OF NOVARTIS OR LEGEND; AND (B) ALL OTHER CONDITIONS AND WARRANTIES WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE ARE HEREBY EXPRESSLY EXCLUDED, INCLUDING ANY CONDITIONS AND WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. [***].
Article 14
INDEMNIFICATION; LIABILITY; INSURANCE
14.1Indemnification by Legend. Legend shall indemnify, defend and hold harmless Novartis and its Affiliates and Sublicensees, and each of their respective directors, officers, employees, consultants and agents (collectively, “Novartis Indemnitees”), from and against all Losses arising out of any Claim brought against any of them to the extent arising or resulting from:
(a)the breach of any representation, warranty or covenant by Legend under this Agreement;
(b)the negligence or intentional misconduct of any Legend Indemnitees; or

(c)(i) [***];
except, (x) in each case, to the extent caused by the negligence or intentional misconduct of any Novartis Indemnitees, or a breach by Novartis of any of its representations, warranties or covenants set forth in this Agreement, or (y) [***].
14.2Indemnification by Novartis. Novartis shall indemnify, defend and hold harmless Legend and its Affiliates, any Upstream Licensors and each of their respective directors, officers, employees, consultants and agents (collectively, “Legend Indemnitees”), from and against all Losses arising out of any Claim brought against any of them to the extent arising or resulting from:
(a)the breach of any representation, warranty or covenant by Novartis under this Agreement;
(b)[***] intentional misconduct of any Novartis Indemnitees; or
(c)the Exploitation of Licensed Products by or on behalf of Novartis or its Affiliates or Sublicensees or any other Novartis Indemnitee;
except, in each case, to the extent caused by the negligence or intentional misconduct of any Legend Indemnitees or a breach by Legend of any of its representations, warranties or covenants set forth in this Agreement.
14.3Indemnification Procedure.
(a)If either Party is seeking indemnification under Section 14.1 or Section 14.2 (the “Indemnified Party”), it shall [***] inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section (“Indemnification Claim Notice”) [***] after receiving notice of the Claim; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice shall contain a description of the Claim and the nature and amount of the Claim and any Losses related thereto (to the extent that the nature and amount of such Loss is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party shall furnish [***] to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of any such Losses and Claims.
(b)Subject to the provisions of Sections 14.3(c) and 14.3(d), the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within [***] after receipt of the Indemnification Claim Notice to assume the direction and control of the defense and handling of any such Claim, [***], in which case the provisions of Section 14.3(d) below shall govern. The assumption of the defense of a Claim by the Indemnifying Party shall not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor shall it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. [***]. If the Indemnifying Party does not give written notice to the Indemnified Party, within [***] after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of Section 14.3(d) shall govern.

(c)Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party shall have the right to and shall assume [***] control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, [***], appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party shall keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party shall have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it shall not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which [***]. The Indemnified Party shall, [***], cooperate with the Indemnifying Party and shall be entitled to participate in, but not control, the defense of such Claim with its own counsel [***]. In particular, the Indemnified Party shall furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party, the indemnitees and its and their employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.
(d)If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 14.3(b) or fails to conduct the defense and handling of any Claim in good faith after having assumed such, the Indemnified Party may, [***], select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party shall keep the Indemnifying Party [***] apprised of the status of such Claim and shall not settle such Claim [***]. If the Indemnified Party defends or handles such Claim, the Indemnifying Party shall cooperate with the Indemnified Party, at the Indemnified Party’s request [***], and shall be entitled to participate in the defense and handling of such Claim with its own counsel and [***].
14.4Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN CONTRACT, TORT, NEGLIGENCE BREACH OF STATUTORY DUTY OR OTHERWISE FOR [***]. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 14.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) [***], (B) [***], OR (C) [***].
14.5Insurance. Each Party shall procure and maintain [***], with financially stable and reputable insurers, adequate insurance protection that is usual and customary for its respective business operations and such Party reasonably believes is reasonably necessary to cover its actual and potential insurable liabilities under this Agreement.  Any deductible associated with a Party’s third-party insurance policy is [***]. Legend acknowledges that Novartis may fulfill this obligation by [***], where permitted by law. It is understood that such insurance shall not be construed to create a limit of either Party’s liability, including with respect to its indemnification obligations under this Article 14.
Article 15
ANTITRUST
15.1Effectiveness of the Agreement. Except for the Parties’ rights and obligations under this [***], which will be effective as of the Execution Date, this Agreement will not become effective until the applicable waiting period (and any extensions thereof), including any timing agreement entered into with the United States Federal Trade Commission (“FTC”) or the

Antitrust Division of the United States Department of Justice (“DOJ”) under the HSR Act shall have expired or terminated (the “Effective Date”). As of the Effective Date, all other provisions of this Agreement will become effective automatically without the need for further action by the Parties. Notwithstanding any other provisions of this Agreement to the contrary, if the Effective Date has not occurred on or before the Outside Date, then [***]. The “Outside Date” means the date that is [***]; provided that, except in the case that the Parties mutually agree otherwise, such [***] shall [***] be extended up to [***] if the Effective Date shall not have occurred within such [***], as applicable.
15.2HSR Filing.
(a)Legend and Novartis will, as [***] as practicable ([***]), prepare and file with the FTC and DOJ, the Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) required for the transactions contemplated hereby, together with all required documentary attachments thereto (the “HSR Filings”).  Notwithstanding the foregoing, the Parties may, upon mutual agreement, delay the filing of any of the HSR Filings if they reasonably believe that such delay would result in obtaining any clearance required under the HSR Act for the consummation of this Agreement and the transactions contemplated hereby more expeditiously. Each of Legend and Novartis will cooperate in the antitrust clearance process, including by furnishing to each other’s counsel such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and to furnish [***] with the FTC and DOJ any information reasonably requested by them in connection with such filings.  Each Party will [***] associated with any HSR Filings or in connection with its obligations pursuant to this Section 15.2.
(b)Legend and Novartis will each [***] obtain the expiration or termination of the HSR waiting period as it relates to this Agreement and the transactions contemplated hereby and will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or DOJ and will comply [***] with any such inquiry or request. [***] will not include, and will not require, [***], (i) [***], (ii) [***], or (iii) [***].
(c)The Parties will [***] and [***] facilitate and expedite the identification and resolution of any issues arising under the HSR Act at the earliest practicable dates. Such [***] to (i) keep each other informed of communications, inquiries and requests from and to personnel of the FTC or DOJ, including by providing copies thereof to the other Party (subject to reasonable redactions for privilege or confidentiality concerns), and (ii) confer with each other regarding appropriate contacts with and response to such personnel of the FTC or DOJ and the content of any such contacts or presentations. Each of Legend and Novartis will consult with the other Party, to the extent practicable, in advance of participating in any substantive meeting or discussion with the FTC or DOJ with respect to any such filings, applications, investigation, or other inquiry and, to the extent permitted by the DOJ or FTC, give the other Party the opportunity to attend and participate in such meeting or discussion. Legend and Novartis will each give the other Party the opportunity to review in advance, and will [***] the other Party’s reasonable comments in connection with, the content of any presentations, white papers or other written materials to be submitted to the FTC or DOJ. Notwithstanding any of the preceding, the final determination as to the appropriate course of action shall be made by [***]. For clarity, the Parties’ rights and obligations hereunder apply only in so far as they relate to this Agreement and to the transactions contemplated under this Agreement.

Article 16
GENERAL PROVISIONS
16.1Force Majeure. In the event that either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, national industry strikes, lockouts, sabotage, shortages in supplies, energy shortages, pandemics, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected shall not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby shall give [***] written notice to the other Party specifying the Force Majeure event complained of, and shall [***] resume performance of its obligations as soon as possible.
16.2Assignment. Neither Party may assign this Agreement or any of its rights or obligations hereunder without the other Party’s prior written consent, except that (a) Novartis and Legend each may: (i) [***] or (ii) [***]; and (b) Legend may, subject to [***]. Except in the case of a [***], any permitted assignee will assume all obligations of its assignor under this Agreement (or related to the assigned portion in case of a partial assignment). Any attempted assignment in contravention of the foregoing will be null and void. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
16.3Severability. If one or more of the provisions of this Agreement are or become invalid, void or unenforceable as a matter of law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will [***] substitute for the invalid, void or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.
16.4Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case, to the appropriate addresses set forth below (or to such other addresses as a Party may designate by like notice):
If to Legend:

[***]

and

[***]
with a copy to:
[***]
If to Novartis:
[***]

16.5Dispute Resolution.
(a)In the event of a Dispute (as defined in Section 16.5(b) below), either Party may refer the Dispute to the Alliance Managers for discussion and resolution. If the Alliance Managers are unable to resolve the Dispute within [***] of the Dispute being referred to them, either Party may require that the Parties forward the matter to the Executive Officers, who shall attempt in good faith to resolve such Dispute. If the Executive Officers cannot resolve such Dispute within [***] of the matter being referred to them, either Party shall be free to initiate the arbitration proceedings outlined in Section 16.5(b) below for such Dispute.
(b)Subject to Section 16.5(a), any dispute, controversy or claim to the extent arising out of or pertaining to this Agreement or any term or condition thereof, including with respect to the formation, applicability, breach, termination, validity or enforceability thereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement (excluding a [***], “Dispute”), shall be resolved [***] by [***] arbitration conducted as set forth in this Section 16.5. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The arbitration will be conducted by [***] in accordance with the Rules of Arbitration (“ICC Rules”) of the International Chamber of Commerce (“ICC”). The claimant shall nominate an arbitrator in its request for arbitration. The respondent shall nominate an arbitrator within [***] of the receipt of the request for arbitration. [***] The seat of the arbitration shall be New York City, New York, and the language of the arbitration shall be English. The [***] shall render their decision within [***] of the close of the proceedings. [***]. Neither Party may nominate any individual for selection as such an arbitrator unless such individual: (i) [***]; (ii) [***]; and (iii) [***].
(c)Nothing in this Section 16.5 shall preclude either Party from seeking interim or provisional relief in [***], including a temporary restraining order, preliminary injunction or other interim equitable relief concerning a Dispute, if necessary to protect the interests of such Party [***].
(d)The existence of the arbitration, any non-public information provided in the arbitration, and any submissions, orders or awards made in the arbitration of a Dispute or a Select Patent Dispute shall not be disclosed to any non-party except the tribunal, the ICC, the Parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration except to the extent that disclosure may be required to fulfil a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings, or as required by Applicable Law (including any disclosure permitted under Section 11.4).
16.6Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the [***] without reference to any rules of conflict of laws; provided, that the United Nations Convention on Contracts for International Sale of Goods shall not apply. Subject to and except as set forth in Section 16.5, with respect to any Dispute, each Party: (a) hereby irrevocably submits to the exclusive jurisdiction and venue of, (i) the courts of the [***], or (ii) [***] (b) agrees that process may be served upon it in the manner specified in Section 16.4, and (c) hereby irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction or venue, or to such manner of service of process. [***].
16.7Compliance with Law. Each Party shall perform its obligations under this Agreement in accordance with all Applicable Laws. No Party shall, or shall be required to,

undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Laws.
16.8Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries which may be imposed upon or related to Legend or Novartis from time to time, and both Parties agree to comply with all such export control laws.
16.9Entire Agreement; Amendments. This Agreement, together with the Exhibits hereto, contains the entire agreement and understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, with respect to the subject matter hereof are superseded by the terms of this Agreement. In the event of any conflict between a substantive provision of this Agreement, on one hand, and any [***], on the other hand, the substantive provisions of this Agreement shall prevail. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representative(s) of both Parties hereto. The Parties agree that the Confidentiality Agreement between the Parties dated as of January 18, 2023 (the “Confidentiality Agreement”) is [***].
16.10Independent Contractors. It is expressly agreed that Legend and Novartis shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or legal entity of any type. Neither Legend nor Novartis shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party. Neither Party shall report this Agreement or the relationship between the Parties as a partnership for tax purposes unless required by law.
16.11Waiver. No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.
16.12Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.
16.13Further Actions. Novartis and Legend hereby covenant and agree, without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out (but without expanding) the express provisions of this Agreement.
16.14No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights to any Third Party (including any third party beneficiary rights), [***].
16.15Extension to Affiliates. Novartis and Legend shall have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms and provisions of this Agreement shall apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms and provisions apply to Novartis or Legend (as applicable). Novartis and Legend each shall remain primarily liable for any acts or omissions of its Affiliates.
16.16Exclusion of Acquirer Subject Matter. Notwithstanding anything to the contrary in this Agreement, on and following a Change of Control of Legend, any and all Know-How, Patent Rights, or other intellectual property rights or proprietary subject matter that are: (a) as of the effective date of such Change of Control, owned, controlled or licensed by any Affiliates of Legend that were Affiliates of the acquiring entity and not Affiliates of Legend immediately prior to the effective date of such Change of Control (including, for clarity, such acquirer in such Change of Control and such acquirer’s Affiliates existing immediately prior to the effective date of such Change of Control (“Acquiring Entities”)); or (b) following the effective time of such Change of Control, first owned, controlled, acquired, developed or generated by the Acquiring Entities; in each case ((a) and (b) (collectively, “Acquirer Technology”)), shall not be included within the Licensed Technology[***]. As used in this Section 16.16, “Restricted Confidential Information” means (1) [***] and (2) [***].
16.17Expenses. Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.
16.18English Language. This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and, in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.
16.19Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail, including Adobe™ Portable Document Format (PDF) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, and any counterpart so delivered will be deemed to be original signatures, will be valid and binding upon the Parties, and, upon delivery, will constitute due execution of this Agreement.
<SIGNATURE PAGE FOLLOWS>

Legend Biotech Corporation (“Legend Cayman”) [***].
LEGEND BIOTECH CORPORATION

By: /s/ Ying Huang

Name: Ying Huang
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Parties intending to be bound have caused this License Agreement to be executed by their duly authorized representatives as of the Execution Date.

NOVARTIS PHARMA AG By: /s/ David Benathan Name: David Benathan Title: Authorized Person By: /s/ Ian James Hancock Name: Ian James Hancock Title: Authorized Person	LEGEND BIOTECH IRELAND LIMITED By: /s/ Sheila Cronin Name: Sheila Cronin Title: Director

EXHIBIT A

LICENSED PATENTS

[***]

EXHIBIT B
HANDOVER PACKAGE

[***]

ANNEX 1
LIST OF DAFFODIL VDR FOLDERS

[***]

EXHIBIT C

SAMPLE INVOICE

[***]

EXHIBIT D

LEGEND DEVELOPMENT PLAN AND BUDGET

[***]

EXHIBIT E
FORM OF DEVELOPMENT AND COMMERCIALIZATION UPDATE FOR LICENSED PRODUCT

[***]

EXHIBIT F
MANUFACTURING KNOW-HOW AND MATERIAL TRANSFER PLAN

[***]

EXHIBIT G
SUPPLY TERMS
[***]

ANNEX A
EXISTING MATERIALS

[***]

ANNEX B

NEW MATERIALS

[***]

ANNEX C
FTE HOUR OVERVIEW
[***]

EXHIBIT H

FORM OF CONSENT LETTER

[***]

EXHIBIT I

EXPEDITED ARBITRATION
[***]

EXHIBIT J

KNOWN LEGEND SUBCONTRACTORS

[***]

EXHIBIT K

CONTROLLER-TO-CONTROLLER ADDENDUM

[***]

EXHIBIT L

EXAMPLE ROYALTY REDUCTION CALCULATIONS

[***]

EXHIBIT M

LEGEND BANK ACCOUNT INFORMATION

[***]

EXHIBIT N

FORM OF PRESS RELEASE

[***]

EXHIBIT O

[***] CODE

[***]

EXHIBIT P

ANNUAL COMPLIANCE CONFIRMATION FORM

[***]